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                                                                     Exhibit 4.3

                          PAINEWEBBER 401(k) PLUS PLAN






               (As Amended and Restated Effective January 1, 1999)
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                                TABLE OF CONTENTS

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SECTION                                                                                               PAGE
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                                    ARTICLE I

INTRODUCTION ......................................................................................      1
1.1.            Name ..............................................................................      1
1.2.            Purpose ...........................................................................      1
1.3.            Effective Date ....................................................................      1
1.4.            Type of Plan ......................................................................      1

                                   ARTICLE II

DEFINITIONS .......................................................................................      2
2.1.            Definitions .......................................................................      2
                Accounts ..........................................................................      2
                Affiliated Employer ...............................................................      2
                After-Tax Contributions ...........................................................      2
                Automated Response System .........................................................      2
                Basic Profit Sharing Contributions ................................................      3
                Before-Tax Contributions ..........................................................      3
                Beneficiary .......................................................................      3
                Benefits Administration Committee .................................................      3
                Board .............................................................................      3
                Business Day ......................................................................      3
                Cash-Out Amount ...................................................................      3
                Code ..............................................................................      3
                Committee .........................................................................      4
                Common Stock ......................................................................      4
                Common Stock Fund .................................................................      4
                Company ...........................................................................      4
                Company Account ...................................................................      4
                Company Contributions .............................................................      4
                Company Profit ....................................................................      4
                Compensation ......................................................................      4
                Direct Rollover ...................................................................      5
                Disability ........................................................................      5
                Distributee .......................................................................      5
                Early Retirement Date .............................................................      5
                Effective Date ....................................................................      5
                Electing Grandfathered Participant ................................................      6
                Eligible Employee .................................................................      6
                Eligible Retirement Plan ..........................................................      6
                Eligible Rollover Distribution ....................................................      7

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
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                Employee ..........................................................................      7
                Employee Account ..................................................................      7
                Employer ..........................................................................      7
                Employment Commencement Date ......................................................      7
                ERISA .............................................................................      7
                Executive Committee ...............................................................      8
                Financial Hardship ................................................................      8
                Five-Percent Owner ................................................................      8
                Five-Year Period of Severance .....................................................      8
                Highly Compensated Employee .......................................................      8
                Hour of Service ...................................................................      9
                Investment Committee ..............................................................      9
                Investment Funds ..................................................................      9
                Loan Need .........................................................................      9
                Matching Contribution Account .....................................................      9
                Matching Contributions ............................................................      9
                Military Leave ....................................................................     10
                Non-Highly Compensated Employee ...................................................     10
                PaineWebber .......................................................................     10
                Parental Leave ....................................................................     10
                Participant .......................................................................     10
                Paysop Contributions ..............................................................     11
                Period of Service .................................................................     11
                Period of Severance ...............................................................     11
                Plan ..............................................................................     11
                Plan Administrator ................................................................     11
                Plan Loan .........................................................................     11
                Plan Year .........................................................................     11
                Prior Plan ........................................................................     11
                Profit Sharing Contribution Account ...............................................     11
                Profit Sharing Contributions ......................................................     12
                PWI ...............................................................................     12
                Qualified Domestic Relations Order or QDRO ........................................     12
                Reemployment Commencement Date ....................................................     12
                Required Beginning Date ...........................................................     12
                Retirement Age ....................................................................     12
                Returning Veteran .................................................................     12
                Rollover Account ..................................................................     12
                Rollover Contribution .............................................................     12
                Service ...........................................................................     12
                Severance Date ....................................................................     14
                Spousal Consent ...................................................................     14
                Spouse ............................................................................     14
                Supplemental Profit Sharing Contributions .........................................     14
                Top-Paid Group of Employees .......................................................     14

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
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                Trust Agreement ...................................................................     14
                Trust Fund ........................................................................     15
                Trustee ...........................................................................     15
                USERRA ............................................................................     15
                Valuation Date ....................................................................     15
                Vested Account Balance ............................................................     15
2.2.            Rules of Construction .............................................................     15

ARTICLE III

ELIGIBILITY AND PARTICIPATION .....................................................................     16
3.1.            Eligibility .......................................................................     16
3.2.            Commencement of Participation .....................................................     16
3.3.            Ineligible Employees ..............................................................     16

                                   ARTICLE IV

BEFORE-TAX CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS ..............................................     17
4.1.            Before-Tax Contributions ..........................................................     17
4.2.            After-Tax Contributions ...........................................................     17
4.3.            Limit on Before-Tax Contributions and After-Tax Contributions .....................     17
4.4.            Election Procedures for Participant Contributions .................................     17
4.5.            Contribution to Trust Fund of Before-Tax Contributions and After-Tax
                Contributions .....................................................................     17
4.6.            Rollover Contributions ............................................................     17

                                    ARTICLE V

COMPANY CONTRIBUTIONS .............................................................................     19
5.1.            Eligibility for Matching Contribution .............................................     19
5.2.            Amount of Matching Contribution ...................................................     19
5.3.            Limitations on Matching Contribution ..............................................     19
5.4.            Eligibility for Basic Profit Sharing Contribution .................................     20
5.5.            Amount of Basic Profit Sharing Contribution .......................................     20
5.6.            Eligibility for Supplemental Profit Sharing Contribution ..........................     21
5.7.            Amount of Supplemental Profit Sharing Contribution ................................     21
5.8.            Limitations on Supplemental Profit Sharing Contribution ...........................     21
5.9.            QNECS and QMACS ...................................................................     22
5.10.           Contributions for Participants Returning from Military Leave ......................     22

                                   ARTICLE VI

LIMITATIONS ON ALLOCATIONS AND CONTRIBUTIONS ......................................................     24
6.1.            Compliance with Section 402(g) of the Code ........................................     24
6.2.            Compliance with Section 401(k)(3) of the Code .....................................     24
6.3.            Compliance with Section 401(m)(2) of the Code .....................................     27

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6.4.            Multiple Use of Alternative Limitations ...........................................     28
6.5.            Chances Effected by the Plan Administrator ........................................     30
6.6.            Compliance with Section 415 of the Code ...........................................     30
6.7.            Special Definitions ...............................................................     32
                ACP Test ..........................................................................     32
                ADP Test ..........................................................................     32
                Aggregate Percentage ..............................................................     32
                Annual Addition ...................................................................     32
                Average Actual Contribution Percentage ............................................     32
                Average Actual Deferral Percentage ................................................     32
                Contribution Percentage ...........................................................     32
                Deferral Percentage ...............................................................     33
                Excess Contribution ...............................................................     33
                Excess Before-Tax Contribution ....................................................     33
                QMAC or Qualified Matching Contribution ...........................................     33
                QNEC or Qualified Non-Elective Contribution .......................................     33
                Section 402(g) Limit ..............................................................     33

                                   ARTICLE VII

VESTING ...........................................................................................     34
7.1.            Employee Account ..................................................................     34
7.2.            Retirement ........................................................................     34
7.3.            Death or Disability ...............................................................     34
7.4.            Vesting in Company Account ........................................................     34
7.5.            Forfeitures .......................................................................     34

                                  ARTICLE VIII

DISTRIBUTIONS .....................................................................................     35
8.1.            Distribution of Vested Account Balance ............................................     35
8.2.            Cash-Outs .........................................................................     35
8.3.            Form and Amount of Distribution ...................................................     35
8.4.            Elections .........................................................................     36
8.5.            Reemployment ......................................................................     37
8.6.            Minimum Required Distributions ....................................................     37
8.7.            Death of a Participant ............................................................     38
8.8.            Rollovers .........................................................................     38

                                   ARTICLE IX

IN-SERVICE WITHDRAWALS AND LOANS ..................................................................     39
9.1.            Withdrawals on Account of Attaining Age Fifty-Nine and One-Half ...................     39
9.2.            Withdrawals of After-Tax, Rollover and Paysop Contributions .......................     39
9.3.            Withdrawals on Account of Financial Hardship ......................................     39
9.4.            Plan Loans ........................................................................     40

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
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9.5.            Order of Liquidation of Investment Funds ..........................................     43
9.6.            Valuation .........................................................................     44
9.7.            Death .............................................................................     44

                                    ARTICLE X

ADMINISTRATION OF THE PLAN ........................................................................     45
10.1.           In General ........................................................................     45
10.2.           Appointment of Committees .........................................................     45
10.3.           Chairman, Secretary, Agents .......................................................     45
10.4.           Meetings ..........................................................................     45
10.5.           Quorum and Voting .................................................................     45
10.6.           Expenses ..........................................................................     46
10.7.           Powers and Duties of the Benefits Administration Committee ........................     46
10.8.           Powers and Duties of the Plan Administrator .......................................     47
10.9.           Powers and Duties of the Investment Committee .....................................     48
10.10.          Delegation of Authority ...........................................................     49
10.11.          Benefit Claims Procedures .........................................................     49
10.12.          Named Fiduciary ...................................................................     50
10.13.          Indemnification ...................................................................     50
10.14.          Reliance on Reports and Certificates ..............................................     50
10.15.          Members' Own Participation ........................................................     50

                                   ARTICLE XI

TRUST FUND AND INVESTMENT FUNDS ...................................................................     52
11.1.           Trustee ...........................................................................     52
11.2.           Investment of Trust Fund ..........................................................     52
11.3.           Election of Investment Funds ......................................................     52
11.4.           Allocation and Investment of Contributions ........................................     53
11.5.           Valuation of Accounts .............................................................     53
11.6.           Purchases and Sales of Common Stock ...............................................     54
11.7.           Non-Reversion .....................................................................     54
11.8.           Return of Certain Company Contributions ...........................................     54
11.9.           Voting of Common Stock ............................................................     54

                                   ARTICLE XII

AMENDMENT OR TERMINATION ..........................................................................     55
12.1.           Right to Amend or Terminate .......................................................     55
12.2.           Mergers, Consolidations and Transfers .............................................     55
12.3.           Vesting and Distribution upon Plan Termination ....................................     55
12.4.           Distributions upon Sale or Disposition of Substantially All of the Company's
                Assets or of a Subsidiary .........................................................     56
12.5.           Withdrawal of an Employer .........................................................     57

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
                                  ARTICLE XIII
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GENERAL PROVISIONS ................................................................................     58
13.1.           No Guarantee of Employment ........................................................     58
13.2.           Payments to Minors and Incompetents ...............................................     58
13.3.           Nonalienation of Benefits .........................................................     58
13.4.           Evidence of Survivor ..............................................................     58
13.5.           Titles and Headings ...............................................................     59
13.6.           Governing Law .....................................................................     59

                                   ARTICLE XIV

TOP-HEAVY PLAN REQUIREMENTS .......................................................................     60
14.1.           Top-Heavy Plan ....................................................................     60
14.2.           Top-Heavy Ratio ...................................................................     60
14.3.           Minimum Employer Contribution .....................................................     62
14.4.           Limitation of Benefits ............................................................     62
14.5.           Minimum Vesting ...................................................................     62
14.6.           Definitions Applicable to Article XIV .............................................     63
                Account Balance ...................................................................     63
                Key Employee ......................................................................     63
                Non-Key Employee ..................................................................     63
                Permissive Aggregation Group ......................................................     63
                Required Aggregation Group ........................................................     64
                Super Top-Heavy Plan ..............................................................     64
                Top-Heavy Ratio ...................................................................     64
                Top-Heavy Valuation Date ..........................................................     64

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                          PAINEWEBBER 401(k) PLUS PLAN

                                    ARTICLE I

                                  INTRODUCTION

         1.1. Name. The name of the Plan(1) is the "PaineWebber 401(k) Plus
Plan."

         1.2. Purpose. The purpose of the Plan is to attract and retain qualified individuals by providing them with an opportunity to accumulate assets for their retirement, to permit them to derive benefits commensurate with the financial results of the Company, and to acquire an equity interest in the Company.

         1.3. Effective Date. Except as otherwise provided in the Plan, the effective date of this amendment and restatement of the Plan is January 1, 1999 (the "Effective Date"). As of the Effective Date, the Plan amends and restates the PaineWebber Savings Investment Plan (the "Prior Plan"). Except as required by law or as otherwise specifically provided herein, the benefits payable hereunder to any Participant or the Spouse or Beneficiary of any Participant whose Severance Date occurred prior to the Effective Date shall be determined under the provisions of the Prior Plan (or any predecessor plan that has been merged into the Prior Plan) as in effect as of the Participant's Severance Date.

         1.4. Type of Plan. The Plan is intended to be a "profit sharing plan" for all purposes of the Code.


--------
(1) Capitalized terms not otherwise defined have the meanings assigned to such terms in Article II hereof. Certain special purpose definitions are also set forth in Sections 6.7 and 14.6.
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                                   ARTICLE II

                                   DEFINITIONS

         2.1. Definitions.

                  "Accounts" means a Participant's (i) Employee Account, (ii) Matching Contribution Account, (iii) Profit Sharing Contribution Account and
(iv) other accounts which may be established under the Plan. Each Account may include subaccounts and, to the extent subaccounts are so established, separate accounting shall be maintained for each such subaccount.

                  "Affiliated Employer" means (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company, (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the
Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. For purposes of determining limitations under Section 6.6, the term Affiliated Employer shall be determined in accordance with the previous sentence, except that, to the extent required by Section 415(h) of the Code, the words "more than fifty percent" shall be substituted for the words "at least eighty percent" where such term appears in Sections 414(b) and 414(c) of the Code.

                  "After-Tax Contributions" means the contributions made by a Participant pursuant to Section 4.2 of the Plan. After-Tax Contributions shall also refer to amounts previously designated under the Prior Plan as Basic After-Tax Contributions, Voluntary After-Tax Contributions and Voluntary Contributions. Separate subaccounts shall be maintained in each Employee Account to record (i) After-Tax Contributions made to the Prior Plan prior to January 1, 1987 and (ii) After-Tax Contributions made after December 31, 1986 together with any earnings thereon and on the After-Tax Contributions described in clause (i) of this sentence.

                  "Automated Response System" means any automated telephone, computer, internet, intranet or other electronic or automated system adopted by PaineWebber and communicated to Participants for purposes of Plan administration, including, without limitation, for receiving and processing enrollments and instructions with respect to the investment of assets allocated to a Participant's Accounts and for such other purposes as may be designated from time to time by the Benefits Administration Committee.

                  "Basic Profit Sharing Contributions" means the contributions to the Plan by an Employer pursuant to Section 5.5.

                  "Before-Tax Contributions" means that part of a Participant's Compensation which, in the absence of a Participant's election under Section 4.1, would have been paid to the Participant. Before-Tax Contributions shall also refer to amounts previously designated under

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the Prior Plan as Basic Before-Tax Contributions, Voluntary Before-Tax
Contributions and Deferral Contributions.

                  "Beneficiary" means (i) in the case of a Participant who has a Spouse at the time of his death, his Spouse (unless the Participant obtains Spousal Consent to designate another person as his Beneficiary) or (ii) in the case of a Participant who does not have a Spouse at the time of his death, the person designated as the Beneficiary by the Participant on a form supplied by, and last filed in writing with, the Plan Administrator, who shall receive the benefits payable under the provisions of Section 8.2 of the Plan upon the death of the Participant. If (i) no designation is in effect at the time of the death of the Participant or if no person designated as a Beneficiary survives the Participant and (ii) the Participant has no Spouse at the time of his death, the Beneficiary shall be the estate of the Participant.

                  "Benefits Administration Committee" means the committee appointed by the Executive Committee with the powers, duties and responsibilities described in Section 10.7.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means each day in New York City on which the New York Stock Exchange is open for the trading of securities.

                  "Cash-Out Amount" means $5,000.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

                  "Committee" means, as the context requires, the Benefits Administration Committee, the Investment Committee or both.

                  "Common Stock" means the common stock, $1.00 par value, of the Company.

                  "Common Stock Fund" means an Investment Fund provided under the Plan into which Matching Contributions will be directed and into which Before-Tax Contributions, After-Tax Contributions, Profit Sharing Contributions and Rollover Contributions may be directed by a Participant, and which is primarily invested in shares of Common Stock and cash or cash equivalents.

                  "Company" means Paine Webber Group Inc., a Delaware corporation, or any corporation or entity which may succeed to all or substantially all of its business.

                  "Company Account" means the separate Account maintained for each Participant to which Matching Contributions and Profit Sharing Contributions are credited, together with the income and expenses and realized and unrealized gains and losses of the Trust Fund allocable thereto.

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                  "Company Contributions" means the Matching Contributions and the Profit Sharing Contributions made to the Plan by an Employer pursuant to
Article V.

                  "Company Profit" means "Earnings Before Taxes on Income" for the Company's fiscal year of reference as reported in the Company's consolidated statements of operations in its annual report to stockholders.

                  "Compensation" means the total compensation paid to an Employee by an Employer, which is, or in the absence of the Employee's election under Section 4.1 hereof would be, reportable on the Employee's Federal Income Tax Withholding Statement (Form W-2). Notwithstanding anything herein to the contrary, "Compensation" (i) shall include (A) amounts that are not includible in the Employee's gross income under Sections 125 and 129 of the Code, (B) an amount equal to the Supplemental Profit Sharing Contribution made on behalf of such Employee, (C) all other amounts which are deferred on a Before-Tax basis
(1) under the PartnerPlus Plan or the Executive Deferred Compensation Plan or
(2) pursuant to the Business Builder and PR Business Expense policies and (D) an amount equal to the cost-of-living adjustments provided to third party nationals and expatriates pursuant to the Hypo Tax and Hypo Housing policies and (ii) shall exclude (A) any non-cash items (such as amounts realized upon the exercise of a stock option or related to the use of an Employer provided automobile), (B) any unusual or nonrecurring payments (such as non-deductible moving expenses and sign-on bonuses), (C) any prizes and awards (other than production/length of service awards and asset awards), and (D) any distributions from the PartnerPlus Plan or any other nonqualified retirement plan. The earnings of an Employee paid in a currency other than United States dollars shall be converted, for purposes of the Plan, to United States dollars using the exchange rates employed in preparing the applicable Form W-2.

                  The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $160,000, as such amount may be adjusted pursuant to Section 401(a)(17) of the Code for cost-of-living increases in effect for the calendar year.

                  "Direct Rollover" means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

                  "Disability" means the status of any individual who has been absent from employment for a period of more than 180 consecutive days; provided, that, (i) the absence during such 180-day period was considered by PaineWebber to qualify for "short-term disability" benefits and (ii) such individual's absence from employment after such 180-day period is due to the same illness or injury which permitted the individual to receive short term disability benefits during such 180-day period, regardless of whether such individual qualifies for long term disability benefits under PaineWebber's long-term disability plan.

                  "Distributee" means (i) an Employee or a former Employee, (ii) the surviving Spouse of an Employee or a former Employee and (iii) the Spouse or former Spouse of an Employee or a former Employee, but only to the extent such Spouse or former Spouse is an alternate payee under a QDRO and only with regard to the interest of such Spouse or former Spouse.

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
                  "Early Retirement Date" means the later of the date that a Participant, while in Service, (i) attains age fifty-five and (ii) completes a Period of Service of ten years.

                  "Effective Date" has the meaning set forth in Section 1.3.

                  "Electing Grandfathered Participant" means an individual (i) who is an Eligible Employee and a participant in the PaineWebber Pension Plan immediately prior to the Effective Date, (ii) who, as of the Effective Date or the sixty-day period following the Effective Date, (A)(1) had attained at least age fifty and (2) had been credited under the PaineWebber Pension Plan with at least ten Years of Continuous Employment (as defined in such plan) (a "50/10 Pension Plan Participant") or (B)(l) had attained at least age sixty-five and
(2) whose Employment Commencement Date is on or prior to December 1, 1997 (a "65 Pension-Plan Participant"), (iii) who is not "disabled," within the meaning of the Pension Plan as of the Effective Date or who is on short term disability on the Effective Date and on June 30, 1999 is "disabled" within the meaning of the Plan ("Pension Disabled"), and (iv) who irrevocably elects in writing, in accordance with procedures established by the Plan Administrator for this purpose, to be eligible for benefit accruals under the PaineWebber Pension Plan from and after the Effective Date and not to be eligible to receive Basic Profit Sharing Contributions under the Plan. Notwithstanding anything herein to the contrary, an individual (i) who is an Eligible Employee and a participant in the PaineWebber Pension Plan immediately prior to the Effective Date and (ii) who is Pension Disabled shall be deemed to be an Electing Grandfathered Participant during the time such individual continues to be Pension Disabled. Furthermore, any Pension Disabled individual who is a 50/10 Pension Plan Participant or a 65 Pension Plan Participant who is deemed to be an Electing Grandfathered Participant shall continue to be an Electing Grandfathered Participant if, and when, he is no longer a Pension Disabled individual and returns to active Service with the Company, provided that his return to active employment coincides with his ceasing to be Pension Disabled.

                  "Eligible Employee" means each Employee of an Employer who receives regular and stated compensation other than a pension, retainer or remuneration in the nature of a consulting fee, excluding any person who is (i) classified by an Employer as a "leased employee" of any Employer (including, without limitation, a leased employee as defined in Section 414(n) of the Code), an independent contractor or a consultant or (ii) a provider of services to an Employer pursuant to a contractual arrangement, either with that person or with a third party. If any person excluded as an Eligible Employee pursuant to the preceding clauses (i) and (ii) shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of the Employer, such determination shall not alter this exclusion as an Eligible Employee for purposes of this Plan. No person shall be considered an Eligible Employee by reason of service with an Employer solely as a director.

                  "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts a Distributee's Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan shall be an individual retirement account or individual retirement annuity.

                  "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is (A) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary or (B) for a specified period of ten years or more;
(ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  "Employee" means any person who is employed as a common-law employee of PaineWebber.

                  "Employee Account" means the separate Account maintained for each Participant to which his After-Tax Contributions, Before-Tax Contributions and Rollover Contributions are credited, together with the income and expenses and realized and unrealized gains and losses of the Trust Fund allocable thereto.

                  "Employer" means the Company and any Affiliated Employer (i) which has adopted the Plan and (ii) whose participation in the Plan has been approved by the Board, the Executive Committee or the Benefits Administration Committee. Each Employer who participates in the Plan shall be deemed to appoint the Company, each Committee, the Plan Administrator and the Trustee with all the power and authority conferred hereby, or by the Trust Agreement, upon such parties. Such power and authority to act as such agents for the Employer shall continue until the Plan is completely terminated as to the Employer and the relevant portion of the Trust Fund has been distributed from the Trust as provided in Section 12.3.

                  "Employment Commencement Date" means the date upon which an individual first performs an Hour of Service.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

                  "Executive Committee" means the Executive Committee of PWI.

                  "Financial Hardship" means, as determined by the Committee in accordance with the Code, any of the following:

                  (i) tuition payments for the next twelve months of post-secondary education of the Participant or his Spouse or dependents;

                  (ii) costs directly related to the purchase (excluding mortgage payments) of a Participant's principal residence;

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
                  (iii) expenses for medical care described in Section 213(d) of the Code previously incurred by a Participant or his Spouse or dependents, or necessary for these persons to obtain such medical care;

                  (iv) amounts necessary to prevent the eviction of a Participant from his principal residence or the need to prevent foreclosure on the mortgage of his principal residence; or

                  (v) any other type of expenses that are deemed by the Commissioner of the Internal Revenue Service through revenue rulings, notices and other administrative pronouncements of general applicability to constitute immediate and heavy financial burden for purposes of
                           Section 401(k) of the Code.

                  "Five-Percent Owner" means an Employee who at any time during the Plan Year was a five-percent owner as defined in Section 416(i)(1) of the Code.

                  "Five-Year Period of Severance" means a Period of Severance of sixty or more consecutive months.

                  "Highly Compensated Employee" means, effective as of January 1, 1997, any Employee who (i) was a Five-Percent Owner during the Plan Year and for the preceding Plan Year or (ii) for the preceding year had compensation (within the meaning of Section 414(q) of the Code) from PaineWebber in excess of $80,000, as indexed, and was in the Top-Paid Group of Employees for such preceding year. A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee at the time of his Severance Date or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five. Notwithstanding anything contained herein to the contrary, solely for the purpose of determining the Employees who are Highly Compensated Employees for the 1997 Plan Year, this definition will be treated as having been effective for the 1996 Plan Year.

                  "Hour of Service" means an "hour of service" within the meaning of 29 C.F.R.Section 2530.200b-2(a)(1).

                  "Investment Committee" means the committee appointed by the Executive Committee with the powers, duties and responsibilities described in
Section 10.9.

                  "Investment Funds" means the various investment options designated from time to time by the Investment Committee for the investment of the assets of the Trust Fund.

                  "Loan Need" means, as determined by the Committee, any of the following:

                  (i)      a Financial Hardship;

                  (ii) tuition payments for the next four years of post-secondary education of the Participant or his Spouse or dependents;

                  (iii) costs related to the improvement of a Participant's principal residence;

                  (iv)     costs related to funeral expenses;

                  (v) costs related to payments required by a court order with respect to a Participant's personal bankruptcy;

                  (vi) costs related to the payment of Participant's delinquent taxes;

                  (vii) costs related to the payment by a Participant or his Spouse of delinquent child support payments; and

                  (viii)   costs related to Participant's debt consolidation.

                  "Matching Contribution Account" means the separate Account maintained for each Participant to which Matching Contributions are credited, together with the income and expenses and realized and unrealized gains and losses of the Trust Fund allocable thereto.

                  "Matching Contributions" means the contribution to the Plan by PaineWebber pursuant to Article V.

                  "Military Leave" means an absence from employment with PaineWebber due to the performance of duty, on a voluntary or involuntary basis, in a uniformed service of the United States under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty and an examination to determine the fitness of the person to perform any such duty. A person shall not be deemed to have been absent due to Military Leave unless (i) such person has given advance written or verbal notice of such uniformed service to PaineWebber, (ii) the cumulative length of the absence and all previous Military Leaves from PaineWebber does not exceed five years or such other period of time permitted by USERRA and (iii) such person reports to, or submits an application for reemployment to, PaineWebber in accordance with paragraphs (e) and (f) of Section 4312 of USERRA. Notwithstanding anything contained herein to the contrary, the Committee may, on a uniform and nondiscriminatory basis, deem a person's absence to be a Military Leave if such absence would qualify for a Military Leave but for the fact that the time period exceeds the maximum period of Military Leave set forth in clause (ii) above.

                  "Non-Highly Compensated Employee" means an Employee, determined in accordance with Section 414(q) of the Code, who is not a Highly Compensated Employee.

                  "PaineWebber" means the Company and each Affiliated Employer.

                  "Parental Leave" means a period in which the Employee is absent from work (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee or (iv) for purposes of caring for a child born to, or placed with, the Employee during the period immediately following such birth or placement. At the request of the Plan Administrator, any Employee invoking the provisions of this paragraph shall promptly furnish to the Plan Administrator such information that the Plan Administrator may reasonably require to establish (i) the number of days the Employee was absent in connection with the claimed Parental Leave and
(ii) that such period of absence in fact constituted a Parental Leave as defined above.

                  "Participant" means any individual for whom an Account is maintained under the Plan, including, without limitation, any alternative payee under any Qualified Domestic Relations Order for whom an Account is maintained. Following the date of death of a Participant described in the previous sentence, Participant shall also include any Beneficiary of such Participant who is entitled to benefits under the Plan.

                  "Paysop Contributions" means contributions made to the Plan which were designated as Paysop Contributions with respect to Plan Years beginning before 1987.

                  "Period of Service" means a Participant's aggregate years, months and days of Service taken into account under the Plan.

                  "Period of Severance" means a continuous period of time during which a person is not an Employee. Except as provided in the definition of Service, such period shall commence on an Employee's Severance Date.

                  "Plan" means this "PaineWebber 401(k) Plus Plan," formerly known as the PaineWebber Savings Investment Plan, as the same may be amended from time to time.

                  "Plan Administrator" means the person serving from time to time as Director of Corporate Benefits of PWI.

                  "Plan Loan" means a loan granted under Section 9.5.

                  "Plan Year" means the calendar year, which shall be the basis on which the records of the Plan are kept.

                  "Prior Plan" has the meaning set forth in Section 1.3.

                  "Profit Sharing Contribution Account" means the separate Account maintained for each Participant to which Basic Profit Sharing Contributions and Supplemental Profit Sharing Contributions are credited, together with the income and expenses and realized and unrealized gains and losses of the Trust Fund allocable thereto.

                  "Profit Sharing Contributions" means Basic Profit Sharing Contributions and Supplemental Profit Sharing Contributions.

                  "PWI" means PaineWebber Incorporated, a Delaware corporation, or any corporation or entity which succeeds to all or substantially all of its business.

                  "Qualified Domestic Relations Order" or "QDRO" means a domestic order issued by a court of competent jurisdiction which the Plan Administrator determines complies with the requirements of Section 414(p) of the Code.

                  "Reemployment Commencement Date" means the date following an Employee's last Severance Date on which the Employee first performs an Hour of Service.

                  "Required Beginning Date" means (i) with respect to each Participant who is a Five-Percent Owner, the April 1st of the calendar year following the year in which the Participant attains age seventy and one-half and
(ii) for each other Participant, April 1st following the later to occur of (A) the Participant's Severance Date and (B) the year in which the Participant attains age seventy and one-half.

                  "Retirement Age" means the date of an Employee's sixty-fifth birthday.

                  "Returning Veteran" means a Participant or former Participant who is absent due to a Military Leave and thereafter performs an Hour of Service.

                  "Rollover Account" means a subaccount maintained as part of a Participant's Employee Account to which a Participant's Rollover Contribution is allocated or was previously allocated in accordance with Section 4.6.

                  "Rollover Contribution" means a contribution by an Eligible Employee to a Rollover Account which the Plan Administrator determines qualifies as an Eligible Rollover Distribution.

                  "Service" means the period commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date, as the case may be, and ending on his next Severance Date. The following rules shall apply in calculating Service:

                  (a) If, after an Employee's Severance Date, the Employee performs an Hour of Service before the earlier of the first anniversary of (i) his Severance Date and (ii) the first date of any absence from employment for a reason described in clause (ii) of the definition of Severance Date, the period between his Severance Date and the date he thereafter completed an Hour of Service shall be included as Service.

                  (b) If, after an Employee's Severance Date, the Employee has a Reemployment Commencement Date after a Five-Year Period of Severance, the Employee's Service after such Five-Year Period of Severance shall be disregarded for the purpose of determining the vested amount of the Company Contributions made on behalf of such Participant prior to the Five-Year Period of Severance.

                  (c) If, after an Employee's Severance Date, the Employee has a Reemployment Commencement Date after a Five-Year Period of

                           Severance and, at the time of such Participant's Severance Date, he has a Vested Account Balance which is attributable in part to Company Contributions, then the Employee's Service prior to the Five-Year Period of Severance will count in determining the vested amount of the Company Contributions made on behalf of such Participant after the Five-Year Period of Severance and will count in determining the amount of the Employee's Basic Profit Sharing Contribution.

                  (d) If, after an Employee's Severance Date, the Employee has a Reemployment Commencement Date after a Five-Year Period of Severance and, at the time of such Employee's Severance Date, he does not have a Vested Account Balance which is attributable in part to Company Contributions, then the Employee's Service prior to the Five-Year Period of Severance will not count in determining the vested amount of the Company Contributions made on behalf of such Employee after the Five-Year Period of Severance.

                  (e) In determining the length of an Employee's Service, periods of Military Leave shall be taken into account in accordance with USERRA.

                  (f) Solely for purposes of determining a Participant's nonforfeitable rights to his Accounts under Article VII, the Severance Date of an Employee who is absent from Service beyond the first anniversary of the first day of absence by reason of Parental Leave shall be the first anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of such absence is neither a Period of Service nor a Period of Severance.

                  (g) In no event will the amount of a Participant's Service as of the Effective Date be less than the amount of "service" credited to the Participant under the Prior Plan immediately prior to the Effective Date.

                  (h) Nothing in the Plan shall be construed as requiring the double crediting of Service for any period of time.

                  "Severance Date" means the earlier of:

                  (a) the date on which an Employee quits, retires, is discharged, is absent from employment due to a Disability, or dies; and

                  (b) the first anniversary of the first date of absence for any other reason, such as layoff or leave of absence.

                  "Spousal Consent" means a Spouse's consent to the Participant's election to designate someone other than his Spouse as his Beneficiary; provided, however, that (i) the Spouse's consent to such election is in writing, (ii) the Participant's election designates a specific

Beneficiary (including any class of Beneficiaries) or any contingent Beneficiaries, which may not be changed without the Spouse's consent (or the Spouse expressly permits a change in designation by the Participant without any further consent by the Spouse), (iii) the Spouse's consent acknowledges the effect of the Participant's election and (iv) the Spouse's consent is witnessed by the Plan Administrator, another authorized Plan representative or a notary public.

                  "Spouse" means, as of the date of determination, the individual to whom the Participant is legally married.

                  "Supplemental Profit Sharing Contributions" means the contributions made to the Plan by an Employer pursuant to Section 5.7.

                  "Top-Paid Group of Employees" means those Employees who are included in the group consisting of the top twenty percent of the Employees when ranked on the basis of compensation paid during the Plan Year, as determined in accordance with Section 414(q)(3) of the Code.

                  "Trust Agreement" means the "PaineWebber Savings Investment Plan Trust Agreement" entered into between the Company and the Trustee, as amended, and any successor agreement thereto.

                  "Trust Fund" means the cash and other property of the Plan held and administered by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.

                  "Trustee" means The Northern Trust Company or any successor Trustee.

                  "USERRA" means the Uniformed Service Employment and Reemployment Rights Act of 1994, as amended, and the applicable rulings and regulations thereunder.

                  "Valuation Date" means each Business Day.

                  "Vested Account Balance" means, as of each Valuation Date, the sum of the value of a Participant's (i) Employee Account and (ii) the portion of the Matching Contribution Account and Profit Sharing Account in which the Participant has vested in accordance with Article VII.

         2.2. Rules of Construction. The use of the masculine gender herein shall be deemed to encompass the feminine, and the use of the singular form of a word shall be deemed to encompass the plural form, unless the context requires otherwise. Unless otherwise noted, section references are to sections of the Plan.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1. Eligibility. Each Employee who is an Eligible Employee shall be eligible to participate in the Plan on the date he first performs an Hour of Service for an Employer.

         3.2. Commencement of Participation. An Eligible Employee who is eligible to participate in the Plan in accordance with Section 3.1 shall begin participating in the Plan for purposes of Article IV effective as of the first day of the first payroll period coinciding with or immediately following the date on or after he is both eligible to participate and has elected, in accordance with rules and procedures adopted by the Plan Administrator which shall be uniformly applied to all Eligible Employees, to make Before-Tax Contributions, After-Tax Contributions or Rollover Contributions.

         3.3. Ineligible Employees. A nonresident alien who is employed outside of the United States, or is employed in the United States on temporary assignment only, shall not be eligible to participate in the Plan, and his remuneration for such employment shall not be treated as Compensation with respect to which he may make or share in contributions under the Plan. Any Employee who is subject to a labor agreement or collective bargaining agreement shall not be eligible to participate in the Plan unless the applicable collective bargaining agreement specifically authorizes such participation. Any Employee who is employed by an Employer on a temporary basis for a period of time which is intended not to exceed five (5) months shall not be eligible to participate in the Plan.

                                   ARTICLE IV

              BEFORE-TAX CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS

         4.1. Before-Tax Contributions. For each Plan Year, each Eligible Employee shall be permitted to elect to reduce the amount of his Compensation payable during each Plan Year in whole percentages from one percent to sixteen percent. Any election made by an Eligible Employee shall be valid only with respect to Compensation thereafter paid to him during the period his election is in effect.

         4.2. After-Tax Contributions. For each Plan Year, each Eligible Employee shall be permitted to elect to make After-Tax Contributions from his Compensation payable during the Plan Year in whole percentages from one percent to sixteen percent. Any election made by an Eligible Employee shall be valid only with respect to the Compensation thereafter paid to him during the period his election is in effect.

         4.3. Limit on Before-Tax Contributions and After-Tax Contributions. The sum of the rate of a Participant's Before-Tax Contributions and After-Tax Contributions in effect at any time may not exceed sixteen percent of his Compensation.

         4.4. Election Procedures for Participant Contributions. Before-Tax Contributions and After-Tax Contributions shall be made through payroll deductions. A Participant's election as to the rate of his Before-Tax Contributions and After-Tax Contributions or a Participant's election to suspend his Before-Tax Contributions or After-Tax Contributions shall be made by utilizing the Automated Response System in accordance with the procedures of such system. A Participant's election shall remain in effect until changed or revoked. Any election of a Participant as to his rate of Before-Tax Contributions or After-Tax Contributions shall terminate upon his termination of employment for any reason.

         4.5. Contribution to Trust Fund of Before-Tax Contributions and After-Tax Contributions. All Before-Tax Contributions and After-Tax Contributions withheld as payroll deductions shall be credited to the Employee Account of the Participant for the Plan Year in which such Before-Tax Contributions and After-Tax Contributions are withheld and shall be paid over to the Trustee on the earliest date that they can be reasonably segregated from PaineWebber's general assets, but in no event later than fifteen Business Days following the end of the month in which such amounts would otherwise have been payable to the Participant as Compensation.

         4.6. Rollover Contributions. Effective as of August 5, 1997 any Eligible Employee may file a written request with the Plan Administrator requesting that the Trustee accept the transfer of a Rollover Contribution with respect to the Eligible Employee. The Plan Administrator may decline to accept a proposed Rollover Contribution to the Plan for any reason or for no stated reason. In addition, the Plan Administrator may permit a Rollover Contribution prior to the time that any other amounts are credited to an Eligible Employee's Account. The Plan Administrator, in its sole discretion and in accordance with the Code and procedures which shall be uniformly applied to all similarly situated individuals, shall as soon as practicable after receipt by it of the Eligible Employee's written request determine whether the transfer of the Rollover Contribution shall be permitted. Any written request filed pursuant to this Section 4.6 shall set forth the fair market value of such Rollover Contribution, the nature of the property contained in the Rollover Contribution and a statement satisfactory to the Plan Administrator that the amount to be transferred constitutes a Rollover Contribution, which may include a statement from the distributing plan that such plan has received a favorable determination letter from the Internal Revenue Service. In the event the Plan Administrator permits the transfer of a Rollover Contribution, the Plan Administrator shall instruct the Trustee to accept such Rollover Contribution and the transfer of such Rollover Contribution shall be deemed to have been made on the Valuation Date next following the date on which it was paid over to the Trustee. The Rollover Contribution shall be maintained in a separate, fully vested Rollover Account for the benefit of the contributing Eligible Employee.

                                   ARTICLE V

                              COMPANY CONTRIBUTIONS

         5.1. Eligibility for Matching Contribution. Each individual who (i) is an Eligible Employee at the end of a Plan Year or who, during such Plan Year and while an Eligible Employee, dies, incurs a Disability or terminates Service on or after his Early Retirement Date or Retirement Age and (ii) made Before-Tax Contributions or After-Tax Contributions to the Plan during such Plan Year shall be eligible to receive a Matching Contribution for such Plan Year in accordance with Section 5.2. If a Participant makes both Before-Tax Contributions and After-Tax Contribution, the match for the year will first be deemed made on the Participant's Before-Tax Contributions and then on After-Tax Contributions.

         5.2. Amount of Matching Contribution. With respect to each individual who is eligible for a Matching Contribution in accordance with Section 5.1 above, the Company shall make a Matching Contribution equal to the lesser of (i) fifty percent of the sum of such Participant's Before-Tax Contributions and After-Tax Contributions and (ii) the applicable limit on Matching Contributions for such Plan Year imposed by Section 5.3.

         5.3. Limitations on Matching Contribution. In no event will an Eligible Employee receive a Matching Contribution to a Plan Year in an amount greater than the lesser of (a) three percent of such Eligible Employee's Compensation for such Plan Year and (b) the amount determined in accordance with the schedule set forth below based upon Company Profits for such Plan Year.

       COMPANY PROFITS           ANNUAL MAXIMUM AMOUNT OF
                                  MATCHING CONTRIBUTIONS
less than $450 million                   $0

$450 million, but less $750              $1,200
million

$750 million, but less than              $1,800
$850 million

$850 million, but less than              $2,400
$1 billion

$1 billion or more                       $3,000

         5.4. Eligibility for Basic Profit Sharing Contribution. Each individual who (i) is an Eligible Employee at the end of a Plan Year or who, during such Plan Year and while an Eligible Employee, dies, incurs a Disability or terminates Service on or after his Early Retirement Date or Retirement Age, and
(ii) is not an Electing Grandfathered Participant shall be eligible to receive a Basic Profit Sharing Contribution for such Plan Year in an amount determined in accordance with Section 5.5.

         5.5. Amount of Basic Profit Sharing Contribution. Each individual who is eligible for a Basic Profit Sharing Contribution under Section 5.4 for a Plan Year shall receive a Basic Profit Sharing Contribution for such Plan Year equal to a specified percentage of the Eligible Employee's Compensation for such year. The amount of Basic Profit Sharing Contribution for a Plan Year shall be determined in accordance with the following schedule based upon the Participant's Compensation for such Plan Year and the Eligible Employee's attained Period of Service as of the first day of such Plan Year:


NUMBER OF YEARS IN THE PERIOD         PERCENTAGE OF
  OF SERVICE AS OF THE FIRST        COMPENSATION TO BE
     DAY OF THE PLAN YEAR          CONTRIBUTED AS BASIC
                                      PROFIT SHARING
                                CONTRIBUTION FOR THE PLAN
                                           YEAR

less than 5                              1.5

5, but less than 10                      2.0

10, but less than 15                     3.0

15, but less than 20                     4.0

20, but less than 25                     5.5

25 or more                               6.5

         5.6. Eligibility for Supplemental Profit Sharing Contribution.

         (a) Eligibility Requirement. Each individual (i) who is an Eligible Employee and whose Compensation, determined without regard to the limitations set forth in the second paragraph of such definition, exceeds the threshold described in Section 5.6(b) for the Plan Year and (ii) who is an Eligible Employee at the end of a Plan Year shall be eligible to receive a Supplemental Profit Sharing Contribution for such Plan Year in an amount determined in accordance with Section 5.7.

         (b) Threshold. The threshold for Compensation for a Plan Year shall be $400,000 or such other amount as shall be specified by an amendment to the Plan adopted by the Board or the Executive Committee prior to the end of the applicable Plan Year.

         5.7. Amount of Supplemental Profit Sharing Contribution. Each individual who is eligible for a Supplemental Profit Sharing Contribution under
Section 5.6 for a Plan Year shall receive a Supplemental Profit Sharing Contribution for such Plan Year equal to a specified dollar amount determined in accordance with the schedule below based upon the Eligible Employee's attained age as of the first day of such Plan Year:


       AGE ON THE FIRST           AMOUNT OF SUPPLEMENTAL
             DAY                      PROFIT SHARING
       OF THE PLAN YEAR         CONTRIBUTION FOR THE PLAN
                                           YEAR
25, but less than 36                      $2,500

36, but less than 41                      $5,000

41, but less than 51                     $10,000

51 or more                               $20,000


         5.8. Limitations on Supplemental Profit Sharing Contribution. In no event will an Eligible Employee receive a Supplemental Profit Sharing Contribution for a Plan Year in an amount greater than the lesser of (a) the amount determined in accordance with the schedule set forth above and (b) the amount determined in accordance with the formula A minus B minus C minus D, where A is the dollar limitation set forth in Section 415(c)(1) of the Code, as adjusted, B is the maximum Section 402(g) Limit for the Plan Year, C is the maximum Matching Contribution for the Plan Year (as determined in accordance with Section 5.3 and assuming the individual defers to the Plan an amount equal to the maximum Section 402(g) Limit) and D is the Basic Profit Sharing Contribution made on behalf of the individual (determined in accordance with Section 5.5).

         5.9. QNECS and QMACS. Each Employer may contribute for a Plan Year QNECs and QMACs in order to permit the Plan to comply with the applicable provisions of Article VI.

         5.10. Contributions for Participants Returning from Military Leave.

         (a) General Rule. Notwithstanding any other provisions of the Plan, a Returning Veteran shall be entitled to make Before-Tax Contribution and After-Tax Contributions and to receive Company Contributions in accordance with
Section 414(u) of the Code. The provisions of this Section 5.10 shall apply only to the extent required by USERRA and Section 414(u) of the Code.

         (b) Compensation of a Returning Veteran. A Returning Veteran shall be treated as having received Compensation during such Military Leave in an amount equal to the Compensation such Returning Veteran would have received from an Employer, but for the Military Leave; provided, however, that if a Returning Veteran's Compensation during Military Leave would not have been reasonably certain, such Returning Veteran shall be treated as having received Compensation during such Military Leave based upon the Returning Veteran's average Compensation from the Employer either (i) during the twelve-month period preceding the Military Leave, or (ii) if shorter, the Returning Veteran's service preceding the Military Leave.

         (c) Amount of Before-Tax Contributions and After-Tax Contributions. A Returning Veteran may make Before-Tax Contributions and After-Tax Contributions without regard to any limitations that would otherwise apply in the year such contributions are actually made. The Before-Tax Contributions and After-Tax Contributions must meet the applicable limitations for the year with respect to which such contributions relate. PaineWebber shall permit the Returning Veteran to make additional Before-Tax Contributions to the Plan during the period which begins on the date of reemployment and ends on the sooner of (i) three times the period of qualified military service, or (ii) five years.

         (d) Amount of Company Contributions and Earnings. PaineWebber shall make contributions which satisfy any obligation of the Plan to provide an "accrued benefit" within the meaning of Section 411(a)(7) of the Code to a Returning Veteran. For this purpose, make-up Company Contributions shall be allocated on behalf of the Returning Veteran with respect to each Plan Year in which the Returning Veteran was absent on Military Leave as of the last day of the Plan Year and shall not be subject to any limitations that would otherwise apply in the years that such Company Contributions are made. PaineWebber shall neither be required to credit earnings to the Returning Veteran with respect to Before-Tax, After-Tax, or Company Contributions before such contributions are made, nor to allocate forfeitures which occurred during the period of qualified military service to a Returning Veteran.

         (e) Annual Additions. Make-up Company Contributions on behalf of a Returning Veteran shall not be considered Annual Additions for the Plan Year in which such make-up Company Contributions are made, but shall be considered Annual Additions for the Plan Year to which the Company Contribution relates.

         (f) No Duplicating Payments. Nothing in this Section 5.9 shall in any way be construed as obligating PaineWebber to make any duplicate contributions in respect of any Returning Veteran or any other person.

                                   ARTICLE VI

                  LIMITATIONS ON ALLOCATIONS AND CONTRIBUTIONS

         6.1. Compliance with Section 402(g) of the Code.

         (a) Limitation. No Eligible Employee shall be permitted to have Before-Tax Contributions made on his behalf under the Plan if those Before-Tax Contributions, when added to elective deferrals (as defined in Section 402(g)(3) of the Code) under any other plans for such calendar year, would cause the Eligible Employee to exceed the Section 402(g) Limit.

         (b) Correction. If any amount of elective deferrals in excess of the
Section 402(g) Limit is made for any Eligible Employee in any calendar year, notwithstanding any provisions of the Plan to the contrary:

         (i) not later than the March 1st following the close of the calendar year, the Eligible Employee may allocate the amount of such excess elective deferrals among the Plan and, as applicable, any other plans under which the elective deferrals were made, and may notify the Plan Administrator, and, as applicable, each other plan's administrator of the portion allocated to it; and

         (ii) not later than the April 15th following the close of the calendar year, the Plan and, as applicable, each such other plan shall distribute to the Participant any amount allocated to it under clause (i) plus any income on such amount through the close of the calendar year in respect of which the deferrals were made.

The notice required pursuant to clause (i) above shall be made in writing to the Plan Administrator in such form as the Plan Administrator shall require; provided, however, if the elective deferrals in excess of the Section 402(g) Limit arise solely under plans maintained by PaineWebber, the Participant shall be deemed to have notified the Plan Administrator of any such excess elective deferrals.

         6.2. Compliance with Section 401(k)(3) of the Code.

         (a) Requirements of the Average Actual Deferral Percentage Tests. For each Plan Year, the Plan shall comply with, in a manner consistent with the applicable provisions of the Code, one of the following ADP Tests with respect to Before-Tax Contributions made to the Plan:

         (i) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (ii) the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two; provided, however, that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

         (b) Method of Complying with the ADP Test. The Plan Administrator shall cause the Plan to comply with the ADP Test for a Plan Year by undertaking, as necessary, any one or more of the following measures:

         (i) The Plan Administrator may recharacterize Excess Before-Tax Contributions, pursuant to Section 6.2(c).

         (ii) The Plan Administrator may reduce Before-Tax Contributions of Highly Compensated Employees and then distribute any Excess Before-Tax Contributions and earnings thereon, pursuant to
                  Section 6.2(d).

         (iii) The Company may make QNECs or QMACs that are treated as Before-Tax Contributions for purposes of the ADP Test and that, when combined with other Before-Tax Contributions, cause the ADP Test to be satisfied, pursuant to Section 6.2(e).

         (c) Recharacterization. To the extent that the Plan Administrator chooses to recharacterize Excess Before-Tax Contributions as After-Tax Contributions, pursuant to the requirements of Treasury Regulations 1.401(k)-l(f)(3), such Excess Before-Tax Contributions shall remain nonforfeitable.

         (i) Excess Before-Tax Contributions shall not be recharacterized to the extent that such amount, in combination with the Highly Compensated Employee's Before-Tax and After-Tax Contributions, exceeds the maximum amount of contributions permitted under the Plan.

         (ii) Excess Before-Tax Contributions that are recharacterized shall be treated as After-Tax Contributions in connection with the ACP Test for the relevant Plan Year.

         (iii) Recharacterization of Before-Tax Contributions shall occur not later than two and one-half months after the last day of the Plan Year in which such Excess Before-Tax Contributions arose and shall be deemed to occur no earlier than the date on which the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

         (iv) Recharacterized amounts are taxable to the Highly Compensated Employee for the taxable year in which the Highly Compensated Employee would have received such amounts in cash.

         (d) Distribution of Excess Before-Tax Contributions. To the extent that the Plan Administrator chooses to distribute Excess Before-Tax Contributions to comply with the ADP Test for a Plan Year, then the Plan Administrator shall reduce Excess Before-Tax Contributions and the earnings thereon through the end of the Plan Year for which such Excess Before-Tax Contributions were made, as may be necessary to reduce the Deferral Percentages of the Highly Compensated Employees with the largest amounts of Before-Tax Contributions. Such Excess Before-Tax Contributions shall be distributed to the Highly Compensated Employees with the largest amounts of Before-Tax Contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest dollar amount of such Before-Tax Contributions and continuing in descending order until all of the Excess Before-Tax Contributions have been distributed. For purpose of the preceding sentence, largest amount is determined after distribution of any Excess Before-Tax Contribution.

         (i) To the extent practicable, any distribution shall be made from a Participant's Accounts in the following order: first, from amounts attributable to unmatched Before-Tax Contributions and second, from amounts attributable to matched Before-Tax Contributions.

         (ii) Any distributions and the earnings thereon shall be distributed, to the extent feasible, within two and one-half months after the end of the Plan Year to which such Excess Before-Tax Contributions relate, but no later than twelve months thereafter.

         (iii) The earnings on Excess Before-Tax Contributions is the amount of the allocable gain or loss for the Plan Year. The method used to determine earnings on Excess Before-Tax Contributions shall be consistently used for all Participants and for all corrective distributions.

         (e) QNECS and QMACS. If the Company chooses to make QNECs and QMACs, the Company shall do so before the end of the twelve-month period immediately following the Plan Year to which the contributions relate.

         6.3. Compliance with Section 401(m)(2) of the Code.

         (a) Requirements of the Average Actual Contribution Percentage Tests. For each Plan Year, the Plan shall comply with, in a manner consistent with the applicable provisions of the Code, one of the following ACP Tests with respect to any Matching Contributions and any After-Tax Contributions made to the Plan:

         (i) the Average Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (ii) the Average Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two; provided, however, that the Average Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

         (b) Compliance with the ACP Test. The Plan Administrator shall cause the Plan to comply with the ACP Test for a Plan Year by undertaking, as necessary, any one or more of the following measures:

         (i) The Plan Administrator may treat Before-Tax Contributions as Matching Contributions for purposes of the ACP Test, which, when combined with After-Tax and Matching Contributions, cause the ACP Test to be satisfied, pursuant to Section 6.3(c).

         (ii) The Plan Administrator may reduce After-Tax Contributions of Highly Compensated Employees and distribute such After-Tax Contributions and earnings thereon, pursuant to Section 6.3(d).

         (iii) The Plan Administrator may cause Excess Contributions, to the extent attributable to nonvested Matching Contributions, to be forfeited, pursuant to Section 6.3(e).

         (iv) The Company may make QNECs that are treated as Matching Contributions for purposes of the ACP Test which, when combined with After-Tax Contributions and Matching Contributions, cause the Plan to comply with the ACP Test, pursuant to Section 6.3(t).

         (c) Use of Before-Tax Contributions. The Company may elect to use Before-Tax Contributions to calculate Contribution Percentages and determine compliance with the ACP Test, provided that such Before-Tax Contributions shall not be taken into account in determining compliance with the ADP Test.

         (d) Distribution. To the extent that the Plan Administrator chooses to distribute After-Tax Contributions to comply with the ACP Test, then the Plan Administrator shall reduce After-Tax Contributions and the earnings thereon through the end of the Plan Year for which such After-Tax Contributions were made, as may be necessary to reduce the Contribution Percentages of the Highly Compensated Employees with the largest amounts of After-Tax Contributions. Such After-Tax Contributions shall be distributed to the Highly Compensated Employees with the largest dollar amounts of After-Tax Contributions taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest After-Tax Contribution and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions.

         (i) To the extent practicable, any distribution shall be made from a Participant's Accounts in the following order: first. from unmatched After-Tax Contributions and second, from matched After-Tax Contributions.

         (ii) Any distributions and the earnings thereon shall be distributed, to the extent feasible, within two and one-half months after the end of the Plan Year to which such Excess Contributions relate, but no later than twelve months thereafter.

         (iii) The earnings on Excess Contributions is the amount of the allocable gain or loss for the Plan Year. The method used to determine earnings on Excess Contributions shall be consistently used for all Participants and for all corrective distributions.

         (e) Forfeitures. If the Plan Administrator chooses to cause the forfeiture of certain Excess Contributions, then the Plan Administrator shall either allocate forfeitures of Excess Contributions to the accounts of Non-Highly Compensated Employees or apply the forfeitures to reduce future Matching Contributions.

         (f) QNECs. If the Company chooses to make QNECs, the Plan Administrator shall allocate such QNECs as Matching Contributions in a nondiscriminatory manner.

         6.4. Multiple Use of Alternative Limitations.

         (a) Application. This Section 6.4 shall apply for any Plan Year if:

         (i) any Eligible Employee who is a Highly Compensated Employee is eligible to participate in both portions of the Plan that are subject to the requirements of Section 401(k) and 401(m) of the Code;

         (ii) the Plan does not pass the ADP Test of Section 6.2(a) for the Plan Year and the Plan does not pass the ACP Test of Section 6.3(a) for the Plan Year; and

         (iii) the sum of (A) the Average Actual Deferral Percentage for all Eligible Employees who are Highly Compensated Employees for the Plan Year and (B) the Average Actual Contribution Percentage for all Eligible Employees who are Highly Compensated Employees for the Plan Year exceeds the "aggregate limit" of Section 6.4(b).

For purposes of this Section 6.4, the Average Actual Deferral Percentage of Highly Compensated Employees for the Plan Year and the Average Actual Contribution Percentage for all Highly Compensated Employees for the Plan Year shall be determined after any corrective measures described in Sections 6.2(b) and 6.3(b) are undertaken for the Plan Year.

         (b) Aggregate Limit. For purposes of this Section 6.4(b), the term "aggregate limit" means the greater of (i) or (ii) below:

         (i) the sum of:

         (A) 1.25 times the greater of: (x) the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year or (y) the Average Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year; plus

         (B) two plus the lesser of clauses (x) and (y) above; provided, however, that in no event shall this amount exceed two times the lesser of clauses (x) and (y) above; or

         (ii) the sum of:

         (A) 1.25 times the lesser of: (x) the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year or (y) the Average Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year; plus

         (B) two plus the greater of clauses (x) and (y) above; provided, however, that in no event shall this amount exceed two times the greater of the relevant clause (x) or (y) above.

         (c) Correction of the Multiple Use of Alternative Limit. Effective as of January 1, 1997, if Section 6.4(a) is applicable, then the multiple use of the alternative limit shall be corrected first by reducing the Contribution Percentages, in the manner described in Section 6.3(d) of the Plan, of those Highly Compensated Employees eligible to participate in both portions of the Plan that are subject to the requirements of Section 401(k) and 401(m) of the Code. If necessary, the Deferral Percentages of such Highly Compensated Employees shall be reduced also in a manner described in Section 6.2(d). In lieu of said reduction, the Company may make QNECs in an amount sufficient to permit compliance with the aforesaid limits. The

Deferral Percentages and Contribution Percentages of Highly Compensated Employees and Non-Highly Compensated Employee are determined after the Plan satisfies the ADP Test pursuant to Section 6.2(a) and the ACP Test pursuant to
Section 6.3(a) and are deemed to be the maximum permitted under such tests for the Plan Year.

         6.5. Chances Effected by the Plan Administrator. Notwithstanding the preceding provisions of this Article VI, the Plan Administrator is authorized to take such action with respect to Before-Tax Contributions, After-Tax Contributions and Company Contributions of any Participant or groups of Participants as may be necessary to avoid the disqualification of the Plan, the loss of any tax deduction or the imposition of any excise tax; provided, however, that any such action shall generally be applied in a uniform and nondiscriminatory manner.

         6.6. Compliance with Section 415 of the Code.

         (a) Correction. Anything in the Plan to the contrary notwithstanding, if the Annual Additions for a Plan Year with respect to a Participant would cause the limits of Section 415(c) of the Code applicable to that Participant to be exceeded, the excess amount over the maximum Annual Addition shall be disposed of in accordance with the following provisions and shall not be deemed an Annual Addition:

         (i) first, unmatched After-Tax Contributions made by the Participant, as well as any earnings attributable thereto, shall be returned to such Participant;

         (ii) second, to the extent an excess amount exists after application of clause (i), the unmatched Before-Tax Contributions made on behalf of the Participant, as well as any earnings attributable thereto, shall be returned to such Participant;

         (iii) third, to the extent an excess amount exists after application of clauses (i) and (ii), Supplemental Profit Sharing Contributions as well as earnings attributable thereto shall be reduced and allocated to a suspense account for the Plan Year and then shall be allocated to all Participants in the next Plan Year to reduce Company Contributions for the next Plan; and

         (iv) fourth, to the extent an excess amount exists after application of clauses (i), (ii) and (iii), Basic Profit Sharing Contributions and Matching Contributions, in that order, as well as earnings attributable thereto shall be reduced and allocated to a suspense account for the Plan Year and then shall be allocated to all Participants in the next Plan Year to reduce Company Contributions for the next Plan Year.

         (b) Suspense Account. If a suspense account is in existence at any time during a Plan Year pursuant to this Section 6.6, such account shall be invested in the money market or equivalent Investment Fund and shall participate in the allocation of the Trust's investment gains and losses in such Investment Fund. If a suspense account is in existence at any time during a particular Plan Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Company Contributions may be made to thc Plan for that Plan Year. In the event that the Plan shall be terminated, a partial termination shall occur, or any entity which is a part of PaineWebber shall completely discontinue contributions to the Plan, the amount in the suspense account, or, in the case of a partial termination or complete discontinuance of contributions to the Plan, the portion of the suspense account allocable to the Participants affected by such partial termination or complete discontinuance, shall be treated as a Company Contribution made immediately prior to such termination, partial termination or complete discontinuance of contributions, which amount shall be allocated to the affected Participants on the basis that each such Participant's Compensation for such year bears to the Compensation of all other affected Participants.

         (c) Prohibition on Distribution. Except as otherwise provided in
Section 6.6(a), excess amounts above the maximum Annual Addition shall not be distributed to Participants or former Participants.

         (d) Crediting Rule. For purposes of this Section 6.6(d), an Annual Addition shall be credited to a Participant's Accounts for a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within that Plan Year. Such amount shall not be deemed allocated as of any date within a Plan Year if such allocation is dependent upon participation in the Plan as of any date subsequent to such date. For purposes of this Section 6.6(d), Before-Tax and Profit Sharing Contributions shall not be deemed credited to a Participant's Accounts for a particular Plan Year, unless said contributions are actually made to the Plan no later than thirty days after the end of the period described in Section 404(a)(6) of the Code applicable to the taxable year with or within which the particular Plan Year ends.

         (e) Combined Statutory Limitation of Defined Benefit Plans and Defined Contribution Plans. In the case where a Participant is also a participant in a defined benefit plan maintained by an Affiliated Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section 415 of the Code) for any year shall not exceed
1.0. In the manner contemplated by the Code, the provisions of this Section 6.6(e) shall cease to apply to the extent that the provisions of Section 415 of the Code cease to contain a combined limit on benefits for Participants who participate in the Plan and in a defined benefit plan.

         6.7. Special Definitions.

         "ACP Test" means the Average Actual Contribution Percentage tests of
Section 6.3(a).

         "ADP Test" means the Average Actual Deferral Percentage Test.

         "Aggregate Percentage" means the sum of a Participant's Deferral Percentage and Contribution Percentage.

         "Annual Addition" means the sum of the following amounts credited to a Participant's Accounts for the Plan Year:

         (a) Before-Tax Contributions,

         (b) After-Tax Contributions,

         (c) Matching Contributions,

         (d) Profit Sharing Contributions, and

         (e) forfeitures, if any.

         "Average Actual Contribution Percentage" means the average of the Contribution Percentage of each of the Participants of any designated group of Participants and shall be determined utilizing the data for the Plan Year in reference.

         "Average Actual Deferral Percentage" means the average of the Deferral Percentage of each of the Participants of any designated group of Participants and shall be determined utilizing the data for the Plan Year in reference.

         "Contribution Percentage" means the ratio, expressed as a percentage, of the sum of After-Tax Contributions, Matching Contributions and any Before-Tax Contributions QNECs and QMACs which are treated as "matching contributions" within the meaning of Section 401(m) of the Code on behalf of an Eligible Employee for a Plan Year to the Employee's "compensation" (within the meaning of Section 414(s) of the Code) for any portion of such Plan Year during which the Employee was a Participant.

         "Deferral Percentage" means the ratio, expressed as a percentage, of the amount of Before-Tax Contributions made to the Plan on behalf of an Eligible Employee for a Plan Year and any QNECs and QMACs treated as Before-Tax Contribution for such Plan Year to the Eligible Employee's "compensation" (within the meaning of Section 414(s) of the Code) for any portion of such Plan Year during which the Eligible Employee was a Participant.

         "Excess Contribution" means, for a Highly Compensated Employee, the amount by which the After-Tax and Matching Contributions of a Highly Compensated Employee must be reduced so that such employee's Contribution Percentage will cause the ACP Test to be satisfied.

         "Excess Before-Tax Contribution" means, for a Highly Compensated Employee, the amount by which the Before-Tax Contributions of a Highly Compensated Employee must be decreased so that the Deferral Percentage of the Highly Compensated Employee will cause the ADP Test to be satisfied.

         "QMAC" or "Qualified Matching Contribution" means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

         "QNEC" or "Qualified Non-Elective Contribution" means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the employer and allocated to Participants' Accounts that (i) the Participants may not elect to receive in cash until distributed from the Plan, (ii) are nonforfeitable when made, and (iii) are distributable only in accordance with the distribution provisions that are applicable to Before-Tax Contributions.

         "Section 402(g) Limit" means $10,000 (or such greater amount as may be permitted by reason of the application of Section 402(g)(5) of the Code).

                                  ARTICLE VII

                                     VESTING

         7.1. Employee Account. A Participant shall be 100 percent vested in all amounts in his Employee Account at all times.

         7.2. Retirement. A Participant shall be 100 percent vested in his Company Account upon attaining his Retirement Age while in Service.

         7.3. Death or Disability. A Participant shall be 100 percent vested in his Company Account upon the occurrence of the Participant's death or Disability while in Service.

         7.4. Vesting in Company Account. A Participant's interest in the Company Contributions and earnings attributable thereto credited to his Company Account shall be 100 percent vested as of the date a Participant shall have completed, and is credited with under the Plan, a Period of Service of five years.

         7.5. Forfeitures.

         (a) Rules Applicable to Forfeitures. A Participant who has not attained a Period of Service of five years as of his Severance Date shall forfeit all Company Contributions and earnings thereon as of such Severance Date. Any forfeitures under this Article VII shall be allocated to a forfeiture suspense account under the Plan as of the applicable Participant's Severance Date and shall be applied to reduce succeeding Company Contributions by the Employers made after such Severance Date. If a Participant who incurs a Severance Date subsequently resumes Service prior to the completion of a Five-Year Period of Severance, the amount of Company Contributions and earnings thereon previously forfeited shall be restored as of the date of such return to Service.

         (b) Deemed Forfeiture Distribution. A Participant who forfeits Company Contributions by operation of this Article VII shall be deemed to have a distribution of zero as of his Severance Date of his Company Contributions.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

         8.1. Distribution of Vested Account Balance.

         (a) Eligibility For Distribution. Following the occurrence of a Participant's Severance Date for any reason other than death, the Participant shall be entitled to receive a distribution of his Vested Account Balance.

         (b) Right to Defer. A Participant (i) who is eligible for a distribution under Section 8.1(a) above and (ii) whose Vested Account Balance exceeds the Cash-Out Amount may elect to defer distribution of his Vested Account Balance until the last day of any month selected by the Participant after the month in which his Severance Date occurs, but in no event later than his Required Beginning Date.

         8.2. Cash-Outs. Any other provision in the Plan to the contrary notwithstanding, if, on a Participant's Severance Date, the Participant's Vested Account Balance does not exceed the Cash-Out Amount (and, at the time of any prior distribution, did not exceed the Cash-Out Amount), then (i) the Participant shall not be eligible to make an election to delay payment described in Section 8.1(b) and (ii) the entire Vested Account Balance shall be distributed to the Participant in a cash lump sum as soon as practicable following the Participant's Severance Date.

         8.3. Form and Amount of Distribution.

         (a) Valuation. The amount of each distribution under this Article VIII shall be valued as of the Valuation Date immediately prior to the date such distribution is made, and no interest or other earnings shall be credited on the amount of the distribution from such Valuation Date to the date that the proceeds of the distribution are received by the Participant or transferred to an Eligible Retirement Plan designated by the Participant.

         (b) Payment Options. A Participant may elect to receive his distribution either (i) as a single lump sum or (ii) in monthly, quarterly, semiannual or annual installments over a period not to exceed ten years, with each installment being determined by dividing the total value of the Participant's Account as of the Valuation Date immediately prior to the date such installment is made by the total number of such remaining installments (including that installment).

         (c) Payment Form. If a Participant elects to receive his distribution, then, with respect to the Participant's Company Account and the portion, if any, of the Participant's Employee Account invested in the Common Stock Fund, the Participant may elect to receive such distribution in either (i) cash equal to the value of the portion of the Vested Account Balance invested in the Common Stock Fund, determined as of the Valuation Date immediately prior to the date of such distribution, or (ii) a number of shares of Common Stock (and cash representing any fractional shares) determined in accordance with Section 8.3(d). The remainder of the Participant's Employee Account not invested in the Common Stock Fund shall be paid in cash.

         (d) Methodology for Calculating Shares of Common Stock. Shares of Common Stock shall be calculated in accordance with procedures applicable to all Participants on a uniform basis. To determine the number of Shares of Common Stock a Participant is entitled to on a Valuation Date, the amount of a Participant's Account balance attributable to Shares of Common Stock will be divided by the closing Share price for such Valuation Date. All fractional Shares of Common Stock shall be paid in cash.

         (e) Certain Limitations on Distributions. If a Participant elects to receive a distribution but the Participant does not elect a form of distribution under Section 8.3(c) within the prescribed period, the value of the Vested Account Balance shall be paid in cash.

         8.4. Elections.

         (a) Election Procedures. To the extent permitted by the Code, a Participant may elect a distribution or a form of distribution permitted by
Section 8.3 by utilizing the Automated Response System in accordance with the applicable procedures of such system. In the event the Automated Response System is not available for a distribution election, the Participant shall complete a form provided for this purpose by the Plan Administrator, which shall be delivered to the Participant no earlier than ninety days and no later than thirty days prior to the commencement of a distribution. A distribution to a Participant will not commence before the expiration of the thirty-day period beginning on the date that the Participant is provided with the written notice and explanation contemplated by Treas. Reg. Section 411(a)-11(c) (the "Notice"), unless the requirements of Section 8.4(b) are satisfied.

         (b) Waiver of Thirty-Day Notice. Notwithstanding Section 8.4(a), if (i) the Committee informs the Participant that the Participant has the right to a period of at least thirty days after receiving the Notice to consider the decision of whether to elect a distribution and (ii) the Participant, after receiving the Notice, affirmatively elects in writing, or such other method permitted by the Code, to receive an immediate distribution and to waive the remainder of the thirty-day period, then a distribution of the Participant's Vested Account Balance may commence at any time following the expiration of the seven-day period beginning on the date that the Notice was first delivered to the Participant.

         (c) Beneficiary Designation. Subject to Section 8.4(d) below, a Participant shall have the right to designate the Beneficiary who shall receive the unpaid portion of his Vested Account Balance upon the death of the Participant. Subject to Section 8.4(d) below, a Participant may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new beneficiary designation form with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation form, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. In the absence of an effective designation, payment shall be made to the first of the following classes of successive preference beneficiaries then surviving: the Participant's (i) surviving Spouse, (ii) children, (iii) parents,
(iv) brothers and sisters, or (v) executors or administrators.

         (d) Spouse as Beneficiary. Anything in Section 8.4(c) to the contrary notwithstanding, the designation by a Participant who has a Spouse at the time of such designation of a non-Spouse Beneficiary or Beneficiaries shall be effective only with Spousal Consent. Any such Spousal Consent shall be irrevocable by the Spouse. Any Spousal Consent shall be effective as of the date of such consent and shall be valid only with respect to the Spouse who signs such consent. Spousal Consent will be deemed satisfied if it is established to the satisfaction of the Plan Administrator that Spousal Consent cannot be obtained because (i) the Participant in fact has no Spouse, (ii) the Participant's Spouse cannot be located, or (iii) of other circumstances as the Plan Administrator may determine in accordance with applicable law.

         (e) QDROs. Notwithstanding any other provision of the Plan to the contrary, benefits awarded to any alternate payee (as defined in Section 414(p) of the Code) pursuant to a Qualified Domestic Relations Order may be distributed to the alternate payee at any time upon the request of such alternate payee and without regard to any limitation in the Plan as to the time when such benefits would otherwise have been distributable.

         8.5. Reemployment. If a Participant is entitled to a distribution pursuant to this Article VIII but does not receive such distribution prior to resuming Service, then no distribution will be made to him as a result of the Participant's prior Severance Date and the distributable amounts shall be retained in his Accounts.

         8.6. Minimum Required Distributions. Notwithstanding any other provision of the Plan, distributions under the Plan shall be made in accordance with the amount and timing requirements of Section 401(a)(9) of the Code. Furthermore, a Participant who (i) is not a Five-Percent Owner, (ii) attains age seventy and one-half on or after January 1, 1999 and (iii) is an Employee on April l of the year following the year in which the Participant attains age seventy and one-half shall not receive a distribution of his Vested Account Balance until the Participant's Severance Date, but in no event later than April 1st following the year in which such Severance Date occurs.

         8.7. Death of a Participant.

         (a) Death in Service. If a Participant's Service with PaineWebber ends by reason of the Participant's death, the Participant's Beneficiary shall receive a distribution of his Vested Account Balance in a lump sum as soon as practicable after the date of death of the Participant. Notwithstanding anything contained herein to the contrary, if the Vested Account Balance equals or exceeds the Cash-Out Amount, the Beneficiary may elect to defer distribution of the Vested Account Balance until the Participant's Required Beginning Date. The amount of the lump sum shall be valued as of the Valuation Date immediately prior to the date of the distribution. If a portion of the Vested Account Balance is invested in the Common Stock Fund, the Beneficiary may elect to receive shares of Common Stock in connection with such lump sum distribution in the manner contemplated by Section 8.3(c) as if, solely for such purpose, the Beneficiary were the electing Participant.

            (b) Death After Distributions Commence. If a Participant who is currently receiving an installment distribution dies before his entire Vested Account Balance is distributed to him, then the remaining portion of his Vested Account Balance, if any, shall be distributed at least as rapidly as under the method of distributions being used prior to the date of the Participant's death; provided, however, that, if a Beneficiary so elects, the Participant's remaining Vested Account Balance may be paid to the Beneficiary in a lump sum. If a Participant who has incurred a Severance Date and elected a lump sum payment dies before such payment is made to the Participant, such prior election by the Participant shall be void and the provisions of Section 8.7(a) shall apply as if the Participant had died in Service.

         8.8. Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee may establish or change reasonable procedures from time to time to effectuate Direct Rollovers.

                                   ARTICLE IX

                        IN-SERVICE WITHDRAWALS AND LOANS

         9.1. Withdrawals on Account of Attaining Age Fifty-Nine and One-Half. Any Participant who has attained age fifty-nine and one-half and who is in Service may withdraw any or all of his Vested Account Balance in the following order: (i) After-Tax Contributions made prior to 1987, (ii) After-Tax Contributions made after 1986 and the earnings attributable to After-Tax Contributions made at any time, (iii) Rollover Contributions, (iv) Paysop Contributions, (v) Vested Supplemental Profit Sharing Contributions, (vi) vested Basic Profit Sharing Contributions, (vii) vested Matching Contributions and
(viii) Before-Tax Contributions.

         9.2. Withdrawals of After-Tax, Rollover and Paysop Contributions. In accordance with the provisions of Section 72 of the Code, a Participant who is in Service may withdraw at any time the portion of his After-Tax Contributions contributed to his Account prior to January 1, 1987. A Participant who has withdrawn his After-Tax Contributions deposited prior to January 1, 1987 may withdraw any amounts remaining in his After-Tax Contributions sub-account. With regard to any Participant who makes a withdrawal from his After-Tax Contributions sub-account in excess of the amount deposited prior to 1987, the withdrawal shall be taken out pro-rata from the After-Tax Contributions (deposited post-1986), the earnings attributable to pre-1987 After-Tax Contributions and the earnings attributable to post-1986 After-Tax Contributions. A Participant who is in Service may, at any time, withdraw at any time any portion of his Rollover and Paysop Contributions.

         9.3. Withdrawals on Account of Financial Hardship.

         (a) Contributions Available for Hardship Withdrawal. A Participant who is in Service and who has made all permissible withdrawals under Sections 9.1 and 9.2 and who has received all permissible loans under Section 9.5 may withdraw in a hardship withdrawal under this Section 9.4(a) (i) all or any amount of his Before-Tax Contributions, (ii) any earnings credited on Before-Tax Contributions prior to December 31, 1988 and (iii) all or any amount of his vested Company Contributions and any earnings thereon.

         (b) Purpose for Hardship Withdrawal. Hardship withdrawals shall be limited to the amount necessary to satisfy the Financial Hardship of the Participant and not reasonably available from other resources. In determining whether a request for a withdrawal from the Plan is necessary to satisfy a Financial Hardship of the Participant, the Plan Administrator shall rely on a written representation by the Participant that (i) the need cannot be reasonably met (x) through reimbursement or compensation by insurance or otherwise, (y) by liquidation of the Participant's assets, and (z) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the Financial Hardship and (ii) the Participant has taken all available distributions and loans from the Plan and will suspend, for a period of not less than twelve months, his Before-Tax Contributions to the Plan.

         (c) Order of Plan Interests. Hardship withdrawals shall be deemed to be paid in the following order of the Participant's interests in his Accounts: (i) from the portion of his

Company Account which is attributable to Profit Sharing Contributions and Matching Contributions and in which the Participant is 100 percent vested, (ii) from the portion of his Employee Account which is attributable to Before-Tax Contributions, and (iii) from the portion of his Employee Account attributable to earnings, if any, on Before-Tax Contributions which were credited to the Employee Account as of December 31, 1988.

         9.4. Plan Loans.

         (a) Persons Eligible for Plan Loans. Upon approval by the Committee or its delegate that a Participant has a Loan Need, and to the extent permitted by applicable law, Plan Loans may be granted under the terms of the Plan to the following persons:

         (i)      each Participant prior to his separation from Service; and

         (ii) each former officer or director or other "party-in-interest" as defined by Section 3(14) of ERISA.

Notwithstanding anything in the preceding sentence to the contrary, a Plan Loan will be granted regardless of whether the Participant has a Loan Need if (i) the proceeds of the Plan Loan are paid from the Participant's Rollover Account or
(ii) the Participant has attained at least age fifty-nine and one-half.

         (b) Number of Plan Loans. Each person who is eligible for a Plan Loan under this Article shall be precluded from having more than one Plan Loan outstanding at a time.

         (c) Amount of Plan Loan. The amount of any Plan Loan shall be governed by the following rules:

         (i)      Each Plan Loan must be for an amount equal to at least $1,000.

         (ii) The amount of any Plan Loan, when added to the outstanding balance of a Participant's other Plan Loans, may not exceed the lesser of:

                  (A) fifty percent of the value of the Participant's Vested Account Balance, or

                  (B)      $50,000, reduced by the excess, if any, of:

                           (y) the highest outstanding balance of a Participant's Plan Loans during the one-year period ending the day before a new Plan Loan is to be made or a Plan Loan is to be renegotiated, over

                           (z) the outstanding balance of a Participant's Plan Loans on the day before the day the new Plan Loan is to be made, or a Plan Loan is to be renegotiated, or

                  (C)      the value of the Participant's Employee Account.

         (iii) For the purpose of determining any outstanding Plan Loan balances, the Plan Administrator may use the amortization schedule included in the Participant's loan agreement, unless the Plan Administrator has reason to know of a material discrepancy between the amount set forth on the amortization schedule and the actual outstanding Plan Loan balance.

         (d) Term of Plan Loan. All Plan Loans, other than those for the purpose of purchasing or constructing the dwelling unit which is, or within a reasonable time will be, the principal residence of the Participant ("Principal Residence Loans"), must be repaid over a period of one, two, three, four or five years. Principal Residence Loans must be repaid over a period of five, ten or twenty years. All Plan Loans must be repaid within ninety days after the Participant's Severance Date.

         (e) Interest Rate. Each Plan Loan granted or renewed hereunder shall bear a reasonable rate of interest on the unpaid balance. The interest rate, which shall remain in effect for the term of the Plan Loan, shall accrue on the principal amount of a Plan Loan up to and including the date on which the earliest of the following occurs: a prepayment, a deemed distribution, or an offset against an actual distribution, as applicable.

         (f) Repayment.

         (i) The terms of the Plan Loan shall be evidenced by written documentation including, without limitation, a loan application form, any required truth-in-lending disclosure statement, a promissory note, a payroll deduction authorization and an amortization schedule signed by the Participant specifying the amount of the Plan Loan, the term of the Plan Loan, the repayment schedule, the Participant's consent to a distribution in the event of Default (as defined below), and such other information as the Plan Administrator determines is necessary to describe the terms of the Plan Loan. If the Benefits Administration Committee so provides, Plan Loans may be originated, processed and administered through the Automated Response System, in accordance with the procedures of such system which shall be uniformly applied to all similarly situated Participants.

         (ii) The Plan Loan must be repaid in a series of substantially level installments as determined by the Plan Administrator (not less frequently than quarterly) over the term of the Plan Loan, except for the last repayment.

         (iii) Notwithstanding anything in this paragraph to the contrary, but subject to paragraph 9.5(h) below, recipients of a Plan Loan who are no longer on the payroll because of an uncompensated leave of absence, Disability or Military Leave or who are transferred to a work location where payroll deductions are not possible, shall make cash payments to the Trustee of the Plan.

         (iv) Proceeds from the repayment of a Participant Loan shall be allocated among the Investment Funds in the same proportion, if any, that the Participant has elected to invest new Plan contributions at the time of each such repayment.

         (g) Prepayments. Full cash prepayments of a Plan Loan may be made to the Trustee of the Plan, without imposition of any penalty. Notwithstanding anything contained herein to the contrary, with respect to a Participant who has an outstanding Plan Loan at his termination of employment, such Participant may make a cash prepayment in any amount.

         (h) Unpaid Absences. If a Participant who has a Plan Loan outstanding is no longer on the payroll because of an uncompensated leave of absence, Disability or Military Leave such that payroll deductions are not possible, such Participant may continue to make payments in accordance with Section 9.3(f)(iii) above or may submit a request for a suspension of such payments during such unpaid leave of absence to the Plan Administrator. If a Participant requests a suspension, such Participant's payments may be suspended for up to one year in the sole discretion of the Plan Administrator; provided, however, that any Compensation paid by PaineWebber to such Participant during the leave of absence is insufficient to make the payments required on the Plan Loan for the duration of such period; and provided further that the Plan Administrator's decision shall be made pursuant to procedures uniformly applied to all similarly situated Participants. The term of a Plan Loan shall not be extended beyond the limits imposed by Section 9.5(d) by reason of this Section 9.5(h), regardless of whether a Participant's payments are suspended hereunder. Installments due on a Plan Loan will be increased proportionately upon expiration of the Participant's leave of absence to compensate for the period of suspension, if necessary.

         (i) Defaults. If a Participant fails to comply with the terms of this
Section 9.5 or fails to make any installment payment on any Plan Loan within ninety days of the date when due ("Default"), the entire unpaid principal amount of such Plan Loan, together with any accrued and unpaid interest thereon, shall immediately become due and payable.

         (j) Remedies. If a Participant Defaults on a Plan Loan and such Participant is not entitled to a distribution from his Accounts, then the Plan Administrator will declare a deemed distribution to have occurred with respect to such Plan Loan, effective as of the date of the Default. Such deemed distribution shall be applied toward the satisfaction of the Participant's Plan Loan at the time a distribution is made to the Participant in accordance with the terms of the Plan and the balance of the Participant's Accounts will be reduced accordingly at such time. If a Participant Defaults on a Plan Loan and such Participant is eligible for a distribution from any of the Participant's Accounts in accordance with the terms of the Plan, the Plan Administrator shall cause a distribution from the Participant's Accounts to be applied towards satisfaction of the Participant's Plan Loan Default effective as of the date of Default and the balance of the Participant's Accounts will be reduced accordingly.

         (k) Source and Application of Funds.

         (i) All Plan Loans shall be made from and considered assets of the Trust. All Plan Loans shall be secured, as of the date of the Plan Loan, by the portion of a Participant's Vested Account Balance under the Plan which is equal to the outstanding Plan Loan balance.

         (ii) A Participant's application for a Plan Loan submitted to the Plan Administrator shall constitute an investment direction to sell or liquidate from investment funds in the Participant's Employee Account an amount sufficient to yield the amount of the Plan Loan approved by the Plan Administrator, regardless of whether the Participant subsequently declines the Plan Loan.

         (iii) Until disbursed by the Trustee to the Participant as a Plan Loan, the proceeds of the liquidation of the Investment Funds in a Participant's Account shall be held uninvested. If a Participant declines a Plan Loan after such Plan Loan has been approved by the Plan Administrator, the proceeds of the liquidation shall be reinvested in the Investment Funds in the same proportion as the amounts in the Participant's Account were invested in such Investment Funds immediately before liquidation.

         (iv) Upon the disbursement of the Plan Loan to the Participant, the Participant's Account shall be deemed invested (and each Participant's application for a Plan Loan shall constitute an election to invest), to the extent of the unpaid balance of such Plan Loan, in the Plan Loan extended to the Participant. The unpaid balance of any Plan Loan shall not reduce the amount credited to the Participant's Account.

         (l) Plan Loan Application and Processing. Plan Loan applications are made by completing the required forms constituting the Loan Agreement and submitting such forms and any additional required documentation to the Plan Administrator. The Plan Administrator may, but shall not be required to, direct the Trustee to make a Plan Loan to such Participant from the Plan. The Plan Administrator may establish or change from time to time the standards or requirements for making any Plan Loan, provided, however, that the standards or requirements shall be nondiscriminatory, uniformly applicable to all Participants similarly situated and shall permit Plan Loans to be available to all Participants on a reasonably equivalent basis.

         9.5. Order of Liquidation of Investment Funds. In connection with each withdrawal or loan under this Article IX, the Participant's investments in each Investment Fund shall be liquidated pro rata from each Investment Fund.

         9.6. Valuation. The value of a Participant's Accounts for purposes of any withdrawal or Plan Loan under this Article IX shall be determined as of the Valuation Date immediately prior to the date of the Plan Loan or withdrawal, and no interest or other earnings shall be credited on the amount of such withdrawal from such Valuation Date to the date the proceeds of the withdrawal or Plan Loan are received by the Participant or transferred, if applicable, to an Eligible Retirement Plan designated by the Participant.

         9.7. Death. If a Participant should die prior to the payment of any withdrawal or the disbursement of the proceeds of any Plan Loan requested under this Article IX, the Participant's withdrawal or loan request shall be void as of the date of death.

                                   ARTICLE X

                           ADMINISTRATION OF THE PLAN

         10.1. In General. The administration, management and operation of the Plan and the responsibility for the management and investment of the assets of the Trust Fund shall be allocated among the Investment Committee, the Benefits Administration Committee, the Plan Administrator, the Trustee and their respective delegates, agents and appointees in the manner described in this
Article X and in Article XI.

         10.2. Appointment of Committees. The Executive Committee shall appoint the members of each Committee, and each Committee shall consist of such number of individuals as have been appointed from time to time by the Executive Committee and who are then serving on the Committee. Committee members shall serve at the pleasure of the Executive Committee and may be removed by the Executive Committee for any reason or for no stated reason upon written notice to the individual Committee member. Such removal shall be effective upon delivery of the written notice to the member of the Committee or as of the date of removal specified in such written notice, if later. If an individual who is serving on a Committee terminates Service with PaineWebber for any reason, the individual will automatically be deemed to be removed as a Committee member as of the date of such termination of Service without further action by the Executive Committee or such individual. An individual may resign as a member of the Committee on thirty days' prior written notice to the Executive Committee, or such lesser period as the Executive Committee shall allow on a case-by-case basis.

         10.3. Chairman, Secretary, Agents. Each Committee shall have a Chairperson appointed by the Executive Committee or, if no such Chairperson is appointed by the Executive Committee, elected from among its members. Each Committee shall appoint a Secretary who may, but need not, be one of the members of the Committee. Each Committee may appoint agents who may, but need not, be members of the Committee. Any person who is appointed as an agent of the Committee may be delegated such powers and duties as the Committee may deem expedient or appropriate. No member of the Committee will receive any compensation for his services as such.

         10.4. Meetings. A Committee shall hold meetings upon such notice, at such place or places, and at such intervals as it may from time to time determine. Meetings of a Committee may be held in person, by telephone, through other suitable communications media or in any combination thereof.

         10.5. Quorum and Voting. If the number of members of the Committee in office at the relevant time is an odd number, then a majority of such members shall constitute a quorum for the transaction of business. If the number of members of the Committee in office at the relevant time is an even number, then one-half of such members shall constitute a quorum for the transaction of business. Any action taken by a majority of the members of a Committee at a meeting at which a quorum is present shall constitute for all purposes of the Plan an act of the

Committee. Each Committee shall have the authority to ratify and approve any prior actions taken on behalf of the Committee.

         10.6. Expenses. The reasonable expenses incident to the operation of the Plan, including the compensation of the Trustee, attorney, fiduciaries, and such other technical and clerical assistance as may be required, shall be paid by PaineWebber; provided, however, that PaineWebber, in its discretion and in accordance with applicable law, may elect at any time to have such expenses paid out of the Trust Fund.

         10.7. Powers and Duties of the Benefits Administration Committee.

         (a) General Authority. Except as otherwise provided in Sections 10.8 and 10.9, the Benefits Administration Committee shall have responsibility for the interpretation and construction of the Plan and final authority with respect to the operation and administration of the Plan. The Benefits Administration Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan. All determinations of the Benefits Administration Committee as to any question involving its responsibilities under the Plan, including, but not limited to, interpretation of the Plan, or as to any discretionary actions to be taken under the Plan, shall be solely in the Benefits Administration Committee's discretion and shall be final, conclusive and binding on all persons claiming to have any right or interest in or under the Plan.

         (b) Additional Powers and Responsibilities. In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the Benefits Administration Committee shall have the following specific powers and duties:

         (i) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

         (ii) To construe and interpret the terms and provisions of the Plan and all documents which relate to the Plan and to decide any and all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies or omissions;

         (iii)    To determine the eligibility for benefits under the Plan;

         (iv) To investigate and make factual determinations with regard to any matter related to the Plan;

         (v) To appoint one or more Plan record keepers and third-party administrators;

         (vi)     To review appeals of claims for benefits in accordance with
                  Section 10.11, and to approve or deny any such benefit claim; and

         (vii) To undertake any action that Section 10.8 allows the Plan Administrator to undertake.

         (c) Residual Authority. Any power, duty or responsibility with respect to Plan administration and operation not specifically allocated hereunder shall reside with the Benefits Administration Committee.

         10.8. Powers and Duties of the Plan Administrator.

         (a) General Authority. The Plan Administrator shall have day-to-day responsibility for the operation and administration of the Plan. The Plan Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan.

         (b) Additional Powers and Responsibilities. In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the Plan Administrator shall have the following specific powers and duties:

         (i) To monitor and supervise the activities of any Plan record keepers and third party administrators appointed for the Plan;

         (ii) To review benefit claims in accordance with Section 10.11 and to approve or deny any benefit claim;

         (iii) To review domestic relations orders and to determine whether any such domestic relations order constitutes a QDRO;

         (iv) To approve Plan Loans, hardship withdrawals, other in-Service withdrawals or Plan distributions;

         (v)      To determine the eligibility for benefits under the Plan;

         (vi) To investigate and make factual determinations with regard to any matter related to the Plan;

         (vii) To compute the Account balance or the amount which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan or to review the computation or amount computed by any third-party administrator;

         (viii) To supervise the employees of PaineWebber who are retained in connection with the operation of the Plan;

         (ix) To determine which Plan expenses shall be charged to the Trust Fund; and

         (x)      To authorize disbursements from the Trust Fund.

         (c) Voting and Investment Direction. The Plan Administrator shall be responsible for supervising the implementation of all investment directions by Participants and their Beneficiaries and the actions necessary to permit the exercise by Participants and Beneficiaries of voting and other rights with respect to any Investment Fund, including, without limitation, the Common Stock Fund. Furthermore, the Plan Administrator shall use his best efforts to ensure the confidentiality of all information relating to Participants' investments and the exercise of voting and other rights. In furtherance thereof, the Plan Administrator shall be permitted to delegate all or any of the foregoing responsibilities to any other fiduciary of the Plan whenever the Plan Administrator, in his judgment, determines that such delegation is in the best interests of Participants and their Beneficiaries.

         (d) QDRO Procedures. The Plan Administrator shall establish and may change from time to time reasonable rules and procedures to determine the qualified status of any domestic relations orders (as defined in Section 414(p) of the Code).

         10.9. Powers and Duties of the Investment Committee.

         (a) General Authority. The Investment Committee shall have responsibility for the selection of the Investment Funds, the periodic review and performance of the manager of each Investment Fund and the direction of the Trustee with respect to the investment of the assets of the Plan to the extent that such direction is not delegated to Participants under the terms of the Plan. The Investment Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan.

         (b) Additional Powers and Responsibilities. In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the Investment Committee shall have the following specific powers and duties:

         (i) To determine the number and category of Investment Funds that will be offered under the Plan;

         (ii) To appoint, remove or change, from time to time, persons constituting "Investment Managers," as defined in Section 3(38) of ERISA, to manage the assets of an Investment Fund, and to delegate to such Investment Managers the exclusive authority to manage (including the power to acquire and dispose of) all or such portion of the Trust Fund as the Committee shall designate at any time or from time to time as constituting such Investment Fund or as may be allocated to such Investment Fund by Participants;

         (iii) To investigate and make factual determinations with regard to any manner related to the Trust Fund;

         (iv) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient investment of the Trust Fund;

         (v) To appoint the Trustee or Trustees, to approve the Trust Agreement and to authorize any officer of PaineWebber to execute the Trust Agreement (or any amendments thereto) on behalf of the Company; and

         (vi) To construe and interpret the terms and provisions of the Plan and the Trust Agreement and all documents which relate to the Trust Fund and to decide any and all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies or omissions.

                  Subject to ERISA and the Code, an Investment Manager appointed hereunder may be the Company or an Affiliated Employer.

         10.10. Delegation of Authority. Notwithstanding anything in this
Article X to the contrary, each Committee and the Plan Administrator may authorize or delegate one or more persons to perform the routine administrative functions of the Committee or the Plan Administrator and to sign on behalf thereof any statements of the Committee or instructions to the Trustee or notices or other communications to Participants, Beneficiaries or other persons.

         10.11. Benefit Claims Procedures.

         (a) Initial Review. In the event any person disputes the amount of, or his entitlement to, any benefits under the Plan or their method of payment, such person shall file a claim in writing (identified as a claim) for the benefits to which he believes he is entitled with the Plan Administrator, setting forth the reason for his claim. The Plan Administrator shall consider the claim and, if he shall deny such claim in whole or in part, within ninety days he shall give to such person (and if such person has designated in writing any representative, he shall also give a copy to such representative) (i) a written notice setting forth the specific reason or reasons for the denial of the claim, including references to the applicable provisions of the Plan, (ii) a description of any additional material or information necessary to perfect such claim along with an explanation of why such material or information is necessary, and (iii) appropriate information as to the procedure to be followed for review of such claim by the Committee. If the Plan Administrator shall fail to respond to such claim within ninety days after its receipt, such claim, for purposes of seeking review by the Benefits Administration Committee, shall be deemed denied.

         (b) Appeal. Any person whose claim is denied by the Plan Administrator may request that the Benefits Administration Committee review the Plan Administrator's decision by filing a written request with the Benefits Administration Committee for such review within sixty days after such claim is denied. In connection with that review, such person (or his authorized representative) may examine pertinent documents and submit such written comments as may be appropriate. The Benefits Administration Committee shall render its decision within sixty days after the receipt of the request for review, unless special circumstances require an extension of time up to an additional sixty days. Any decision of the Benefits Administration Committee shall be in writing and shall include specific reasons for the decision and references to the pertinent provisions of the Plan on which the decision is based.

         10.12. Named Fiduciary. The Benefits Administration Committee shall be the "named fiduciary" for purposes of Section 402(c) of ERISA.

         10.13. Indemnification. PaineWebber shall indemnify and hold harmless, to the extent permitted by law, the Plan Administrator, each Committee, each individual member of a Committee and each person to whom fiduciary responsibilities are delegated by the Plan Administrator or a Committee from and against any liability, damage, cost and expense (including attorneys' fees and amounts paid in settlement of any claim approved by PaineWebber) incurred by or asserted against him by reason of his occupying or having occupied fiduciary positions in connection with the Plan, except that no indemnification shall be provided if an indemnified person personally profited from any act or transaction in respect of which indemnification is sought. Neither the Plan Administrator nor any member of a Committee shall be liable for any act or omission by him unless such act or omission constitutes a breach of his fiduciary duty under ERISA.

         10.14. Reliance on Reports and Certificates. Each Committee and Plan Administrator will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by PaineWebber, any accountant, controller, counsel, the Trustee or other person who is employed or engaged for such purposes.

         10.15. Members' Own Participation. Neither the Plan Administrator nor any member of a Committee may act, vote or otherwise influence a decision specifically relating to his own participation under the Plan. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, including, without limiting the generality of the foregoing, service as both Plan Administrator and a member of the Committee.

                                   ARTICLE XI

                         TRUST FUND AND INVESTMENT FUNDS

         11.1. Trustee. A Trustee shall be designated by the Investment Committee and a Trust Agreement shall be executed between PaineWebber and such Trustee under the terms of which a Trust Fund shall be established to receive and hold contributions, dividends, and other income, to invest the assets of the Trust Fund and to pay the expenses of, and the benefits provided by, the Plan.

         11.2. Investment of Trust Fund. The Trustee shall invest and reinvest the Trust Fund as follows:

         (a) all Matching Contributions and Paysop Contributions and the earnings thereon shall be invested exclusively in the Common Stock Fund; and

         (b) all amounts in each Participant's Employee Account and Profit Sharing Account shall be invested and reinvested as elected by Participants from among the Investment Funds made available by the Investment Committee from time to time, one of which shall be the Common Stock Fund. Investment Funds may be added or deleted from time to time by the Investment Committee and may include open-ended investment companies registered under the Investment Company Act of 1940, as amended, which are managed by the Company or an Affiliated Employer.

         11.3. Election of Investment Funds.

         (a) Choice of Investment Funds. Each Participant shall be permitted to elect the Investment Fund or Funds in which the amounts in his Employee Account and Profit Sharing Account shall be invested. Subject to Section 11.3(c), on each Business Day a Participant shall be permitted to reallocate the amounts in his Employee Account and Profit Sharing Account between and among the Investment Fund. Such reallocation will be effected through the Automated Response System in accordance with the procedures of such system. If a Participant elects to participate in the Plan, but fails to elect the Investment Fund or Funds in which the amounts in his Employee Account and Profit Sharing Account are to be invested, the amounts in his Employee Account and Profit Sharing Account shall be invested in a default Investment Fund specified by the Investment Committee. All elections with respect to the investment of Before-Tax Contributions and After-Tax Contributions shall be made in such minimum percentages of each Investment Fund as the Plan Administrator shall from time to time determine.

         (b) Frequency of Investment Allocations. On any Business Day, a Participant may change his investment elections with respect to the allocation of future Before-Tax Contributions, After-Tax Contributions and Profit Sharing Contributions. All elections shall be made by utilizing the Automated Response System in accordance with the procedures of such system.

         (c) Use and Limitations. The Benefits Administration Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the election and use of the Investment Funds. The Plan Administrator shall advise, or make provisions to advise, the Trustee of all elections made by Participants pursuant to this Section 11.3. The Plan Administrator shall have the right, without prior notice to any Participant, to suspend for a limited period of time daily transfers between and among Investment Funds or to delay effecting transfers between and among Investment Funds for one or more days if the Plan Administrator determines that such action is necessary or advisable (i) in light of unusual market conditions, (ii) in response to technical or mechanical problems with the Automated Response System or the Plan's third-party record keeper or (iii) in connection with any suspension of normal trading activity on the New York Stock Exchange.

         11.4. Allocation and Investment of Contributions.

         (a) Allocation of Matching Contributions. Matching Contributions contributed to the Trust Fund for each Plan Year shall be allocated to the Matching Contribution Account of each Participant for whom a Matching Contribution is made and shall be invested in the Common Stock Fund as soon as practicable after the date such amounts are contributed to the Trust Fund.

         (b) Allocation of Profit Sharing Contributions. Profit Sharing Contributions contributed to the Trust Fund for each Plan Year shall be allocated to the Profit Sharing Contribution Account of each Participant for whom a Profit Sharing Contribution is made and shall be invested in the Investment Fund or Funds selected by the Participant in accordance with the provisions of Section 11.3(b) as soon as practicable after the date such amounts are contributed to the Trust Fund.

         (c) Before-Tax Contributions and After-Tax Contributions. Before-Tax Contributions and After-Tax Contributions made by a Participant for a Plan Year shall be allocated to the Employee Account of such Participant and shall be invested in the Investment Fund or Funds selected by the Participant in accordance with the provisions of Section 11.3(b) as soon as practicable after the date such amounts are contributed to the Trust Fund.

         11.5. Valuation of Accounts. As of each Valuation Date, the Trustee shall determine the value of the Trust Fund and each Investment Fund, and the Plan Administrator shall cause the value of the Accounts of each Participant to be determined based upon such valuation. The valuation methodology used by the Trustee for purposes of valuing the Trust Fund shall be reasonable in light of prevailing commercial practices for defined contribution plans that utilize daily valuations and daily transfers and shall take into account all contributions, withdrawals, distributions, charges, income, gains and losses to the Trust Fund from the prior Valuation Date.

         11.6. Purchases and Sales of Common Stock. Whenever the Trustee is authorized or required to sell shares of Common Stock held in the Common Stock Fund in response to a change in the investment allocation of a Participant's Account, the Trustee may, in its absolute discretion, purchase for the benefit of the Common Stock Fund or other portion of the Trust Fund the shares to be sold at their fair market value (as determined by the Trustee on a uniform basis consistently applied) on the applicable date.

         11.7. Non-Reversion. Except as provided in Section 11.8, all contributions when made to the Trust Fund and all property of the Trust Fund, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants or their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Trust Fund to the extent not paid by PaineWebber.

         11.8. Return of Certain Company Contributions. Notwithstanding any other provisions of the Plan to the contrary, in the case of any Before-Tax Contribution, After-Tax Contribution or Company Contribution which is made by an Employer as a result of a mistake of fact or which is conditioned upon the deductibility thereof under Section 404 of the Code, such contribution, to the extent made by a mistake of fact or to the extent that the deduction for such contribution is disallowed, shall be returned to PaineWebber or the Participant, as the case may be; provided, however, that contributions are returned within one year after it is mistakenly paid or one year after such deduction is disallowed, as the case may be. For this purpose, all Before-Tax Contributions and Company Contributions are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

         11.9. Voting of Common Stock. A Participant shall be entitled to direct the exercise of voting rights or other rights with respect to the number of whole and fractional shares of Common Stock which corresponds to the Participant's Account Balance which is invested in the Common Stock Fund. PaineWebber shall provide to each Participant materials pertaining to the exercise of such rights containing all the materials distributed to shareholders of the Company. A Participant shall have the opportunity to exercise any such rights within the same time period as shareholders of the Company and if the Participant declines to exercise his voting or other rights with respect to such Common Stock, such Common Stock shall not be voted by the Trustee. Any shares of Common Stock held by the Trustee which as of the record date are not allocated to the Employee Account or Company Account of any Participant shall not be voted by the Trustee.

                                  ARTICLE XII

                            AMENDMENT OR TERMINATION

         12.1. Right to Amend or Terminate. The Company, with respect to each Employer, and each Employer, with respect to its Employees, maintains the right to suspend, terminate, or completely discontinue contributions under the Plan. In addition, the Plan may be amended or modified from time to time by the Company; provided, however, that no such action shall adversely affect the accrued benefit of any Participant. Notwithstanding the foregoing, however, any modification or amendment of the Plan may be made prospectively or retroactively, including retroactively if necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of the Code and ERISA, as now in effect or hereafter amended, or any other provisions of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder. Any amendment to the Plan may be made by the Board or the Compensation Committee of the Board. Notwithstanding the foregoing, any amendment to the Plan which (i) is necessary or advisable to effect changes approved by the Compensation Committee of the Board, (ii) makes changes required by applicable law, (iii) adopts technical or clarifying amendments or (iv) does not in any significant respect increase benefits or cost to the Company may be made by any of the following Company officers: the Chairman and Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel and the Director of Human Resources.

         12.2. Mergers, Consolidations and Transfers. The Plan shall not be automatically terminated by the Company's acquisition by, or merger into, any other company, but the Plan shall be continued after such merger, provided the successor company agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger. The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if each Participant would receive a benefit immediately after such merger, consolidation, or transfer of assets and liabilities (determined as if the Plan had then terminated) which is equal to or greater than the benefit he would have received immediately before any such transaction (determined as if the Plan had then terminated); provided, however, that this sentence shall not be construed as requiring the full vesting of all Accounts in connection with any event described in this Section 12.2.

         12.3. Vesting and Distribution upon Plan Termination.

         (a) Vesting. In the event that (i) the Plan shall be terminated, (ii) the Internal Revenue Service, the Board or the Executive Committee determines that a partial termination of the Plan has occurred, or (iii) any Employer completely discontinues contributions to the Plan, then (i) the accrued benefit of all Participants, in the case of a Plan termination, or (ii) the accrued benefits of those Participants affected by the partial termination or complete discontinuance of contributions, in the case of a partial termination or complete discontinuance of contributions, shall be fully vested and nonforfeitable. In the case of a complete termination of the Plan, any unallocated assets of the Trust Fund then held by the Trustee shall be allocated, after providing for any unpaid expenses, among the appropriate Company Accounts and Employee Accounts of Participants. Upon a complete termination of the Plan, the Accounts of all Participants shall be distributed in a lump sum in accordance with the distribution provisions of Article VIII.

         (b) Distribution. Such Participants shall receive a lump sum distribution of the balances in the Participant's Accounts following the allocation described in Section 12.3(a) as soon as practicable after Plan termination, provided that the Employer does not establish or maintain a successor plan. For purposes of this Section 12.3(b), a successor plan is any defined contribution plan maintained by the Employer, provided, however, that if at all times during the twenty-four month period beginning twelve months before the Plan termination, fewer than two percent of the Employees who were eligible to participate in the Plan as of the date of its termination are eligible to participate under the other defined contribution plan, such plan is not a successor plan. A plan is a successor plan only if it exists at any time during the period beginning on the date of plan termination and ending twelve months after distribution of all assets from the terminated plan.

         12.4. Distributions upon Sale or Disposition of Substantially All of the Company's Assets or of a Subsidiary.

         (a) Distribution Permitted. In the event that the Company (i) sells or disposes of substantially all of the assets used by the Company in the trade or business of the Company to an unrelated corporation or (ii) sells or disposes of its interest in a subsidiary to an unrelated entity or individual, Participants may receive a distribution of their Vested Account Balances as soon as practicable after such sale or disposition, as long as the following provisions apply:

         (i) The Company continues to maintain the Plan after the sale or disposition and the purchaser does not maintain or adopt the Plan. The purchaser shall be considered to maintain the Plan if the purchaser adopts the Plan or otherwise becomes an employer whose employees accrue benefits under the Plan. The purchaser shall also be considered to maintain the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from, the Plan to a plan maintained by the purchaser. A purchaser shall not be considered to maintain the Plan by virtue of any accepting elective transfers or rollover contributions from the Plan to a plan maintained by the purchaser.

         (ii)     The Participant seeking a distribution pursuant to this
                  Section 12.4 continues employment as an employee of the purchaser.

         (iii)    Before-Tax Contributions shall not be distributed under this
                  Section 12.4 except in connection with a sale or disposition that results in the Participant's transfer to the purchaser. A distribution shall not be considered to have been made in connection with a sale or disposition unless such distribution was made by the end of the second calendar year after the calendar year in which the disposition occurred.

         (b) Certain Defined Terms. For the purposes of this Section 12.4, the sale of "substantially all" the assets used in a trade or business means the sale of at least eighty-five percent of the assets. The term "unrelated" entity or individual means one that is not required to be aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code.

         12.5. Withdrawal of an Employer. Upon any Employer's withdrawal from the Plan, the Benefits Administration Committee may direct, in accordance with ERISA and the Code, that any or all of the Accounts of the affected Participants (who are Employees of such Employer) may continue to be maintained by the Plan, or, after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants as described in Section 10.6, the Benefits Administration Committee may direct, subject to ERISA and the Code, that the balances of such Accounts be transferred, subject to Section 12.2, to a successor defined contribution plan that is qualified under Section 401(a) of the Code.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1. No Guarantee of Employment. The Plan shall not be deemed to constitute a contract between PaineWebber and any person or to be a consideration for, or an inducement for, the employment of any person by PaineWebber. Nothing contained in the Plan shall be deemed to give any person the right to be retained in the service of any Employer or to interfere with the right of PaineWebber to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

         13.2. Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Plan Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Plan Administrator shall designate or to the duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

         13.3. Nonalienation of Benefits. To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment or pledge, and any attempt to anticipate, assign, garnish or pledge the same will be void and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participant. Notwithstanding the foregoing, the creation, assignment or recognition of a right to any benefit payable with respect to a Participant (i) pursuant to a Qualified Domestic Relations Order or (ii) in a manner consistent with Treas. Reg. Section 1.401(a)-13(b)(2) related to federal tax levies shall not be treated as an assignment or alienation prohibited in this Section 13.3.

         13.4. Evidence of Survivor. If the Plan Administrator, or the Trustee with the assistance of the Plan Administrator, cannot make payment of any amount to a Participant or Beneficiary within two years after such amount becomes payable because the identity or whereabouts of such Participant or Beneficiary cannot be ascertained notwithstanding the mailing of a notice to such Participant or Beneficiary by certified mail to his last known address, the Plan Administrator, at the end of such two-year period, may direct that all unpaid amounts which would have been payable to such Participant or Beneficiary be forfeited and treated as a forfeiture under Section 7.5. In determining whether such two-year period has elapsed, the Plan Administrator may establish rules to be applied on a uniform and nondiscriminatory basis concerning how such periods shall be counted. Notwithstanding the foregoing, the forfeited benefits of any Participant or Beneficiary shall be reinstated and payment of such benefits will commence upon the filing at any time of a claim for such benefits by such Participant or Beneficiary.

         13.5. Titles and Headings. The titles to Articles and headings of Sections in the Plan are for convenience of reference only and, in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

         13.6. Governing Law. To the extent not preempted by ERISA, the provisions of the Plan will be construed according to the laws of the State of New York applicable to agreements to be wholly performed therein and without regard to the choice of law provisions thereof.

                                  ARTICLE XIV

                           TOP-HEAVY PLAN REQUIREMENTS

         14.1. Top-Heavy Plan.

         (a) Notwithstanding any other provisions of the Plan to the contrary, the Plan will be considered to be a Top-Heavy Plan for any Plan Year if it is determined to be a Top-Heavy Plan as of the last day of the preceding Plan Year (the "Determination Date").

         (b) For any Plan Year, the Plan will be a Top-Heavy Plan if any of the following conditions exist:

         (i) The Plan is not part of a Required Aggregation Group or Permissive Aggregation Group and the Top-Heavy Ratio for the Plan exceeds sixty percent.

         (ii) The Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent.

         (iii) The Plan is part of a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent.

         (c) Notwithstanding any other provision in the Plan, the provisions of this Article XIV shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top-Heavy Plan.

         14.2. Top-Heavy Ratio. For purposes of this Article XIV, "Top-Heavy Ratio" shall be determined as follows:

         (a) If the Affiliated Employers maintain one or more defined contribution plans and the Affiliated Employers have not maintained any defined benefit plan which, during the five-year period ending on the Determination Date, has or had accrued benefits, then the Top-Heavy Ratio for the Plan or for the Required or Permissive Aggregation Group, as appropriate, is a fraction (x) the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and (y) the denominator of which is the sum of all Account Balances, both computed in accordance with
             Section 416 of the Code. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Section 416 of the Code.

         (b) If the Affiliated Employers maintain one or more defined contribution plans and the Affiliated Employers maintain or have maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date, has or had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction (x) the numerator of which is the sum of Account Balances under the aggregated defined contribution plans for all Key Employees, determined in accordance with clause (a) above, plus the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date and (y) the denominator of which is the sum of the Account Balances under the aggregated defined contribution plans for all Participants, determined in accordance with clause (a) above, plus the present value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be increased by an amount equal to any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

         (c) For purposes of clauses (a) and (b) above, the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Section 416 of the Code, for the first and second plan years of a defined benefit plan. The Account Balances and accrued benefits of a Participant who is a Non-Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one Hour of Service at any time during the five-year period ending on the Determination Date will be disregarded.

         (d) The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         (e) The accrued benefit of a Non-Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Affiliated Employers or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

         14.3. Minimum Employer Contribution. If the Plan is a Top-Heavy Plan in a Plan Year, the Company shall contribute a Company Contribution (the "Employer Minimum Contribution") on behalf of each Participant who is (i) a Non-Key Employee for such Plan Year and (ii) still an Eligible Employee on the last day of the Plan Year (to the extent not otherwise contributed by the Affiliated Employers for such Plan Year on behalf of the Participant to any other qualified plan maintained by the Affiliated Employers) which is equal to at least three percent of a Participant's "annual compensation." Notwithstanding anything in the preceding sentence to the contrary, if the Company has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the Employer Minimum Contribution under this Section 14.3 shall not be the lesser of (i) three percent and (ii) the amount which results from multiplying a Non-Key Employee's "annual compensation" times the highest contribution rate, including elective deferrals under a Section 401(k) plan maintained by the Affiliated Employers, of any Key Employee covered by the Plan.

         14.4. Limitation of Benefits. If the Plan is a Top-Heavy Plan in a Plan Year, the limitations imposed by Section 415(e) of the Code shall be modified as provided in Section 416(h) of the Code. Notwithstanding the foregoing, this
Section 14.4 shall not apply if (i) the Account Balances of Key Employees are less than ninety percent of the Account Balances of all Employees who are Participants and (ii) the minimum allocation provided under Section 11.4 is increased to four percent (x) for each Participant who is not a participant in a defined benefit plan maintained by the Affiliated Employers that is determined to be a Top-Heavy Plan for the Plan Year or (y) in the case of a Participant who is a participant in a defined benefit plan maintained by the Affiliated Employers that is determined to be a Top-Heavy Plan for the Plan Year, such Participant receives a minimum benefit equal to three percent of the Participant's highest average annual compensation for a period of five consecutive years under the defined benefit plan, but in no event exceeding thirty percent of such average annual compensation.

         14.5. Minimum Vesting. If the Plan is a Top-Heavy Plan in a Plan Year, each Participant who is credited with an Hour of Service on or after the date the Plan becomes a Top-Heavy Plan with respect to any Plan Year, the vested interest of each such Participant in his Accounts derived from Company Contributions shall not be less than the percentage determined in accordance with the following schedule:

Years of Service                                Nonforfeitable Percentage
         2                                             20 percent
         3                                             40 percent
         4                                             60 percent
         5 or more                                     100 percent

         14.6. Definitions Applicable to Article XIV.

                  "Account Balance" means, for purposes of Article XIV, the sum of (i) the aggregate balance of the accounts of an Employee under the applicable plans of the Aggregated Group as of the Top-Heavy Valuation Date, (ii) any contribution allocated to such accounts after the most recent Valuation Date and on or before the Top-Heavy Valuation Date and
(iii) the aggregate distributions made with respect to such accounts during the Determination Period and not reflected in the value of the accounts as of the most recent Top-Heavy Valuation Date under clause (i) above.

                  "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) of the Affiliated Employers who, at any time during the Plan Year containing the Determination Date and the four preceding Plan Years, was (i) an officer of the Affiliated Employers whose annual compensation was greater than fifty percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, (ii) an owner (or someone considered an owner under Section 318 of the Code) of one of the ten largest interests in the Affiliated Employers and whose annual compensation exceeds the dollar limitation in effect under Section 415(c)(1)(A) of the Code, (iii) a five-percent owner of the Affiliated Employers or (iv) a one-percent owner of the Affiliated Employers who has an annual compensation from the Affiliated Employers of more than $150,000. For the purpose of determining who is a Key Employee, "annual compensation" means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Affiliated Employers pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125 and 402(e)(5) of the Code.

                  "Non-Key Employee" means any Employee who is not a Key
Employee.

                  "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by the Affiliated Employers which would continue to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code when considered as a group.

                  "Required Aggregation Group" means the group composed of (i) each qualified plan maintained by the Affiliated Employers in which at least one Key Employee participates, or participated in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, regardless of whether the plan has been terminated, and (ii) any other qualified plan maintained by the Affiliated Employers which enables a plan described in clause
(i)during the period tested to meet the requirements of Section 401(a)(4) or 410(b) of the Code.

                  "Super Top-Heavy Plan" means a Top-Heavy Plan which would continue to be a Top-Heavy Plan if ninety were substituted for sixty percent each place it appears in the definition of "Top-Heavy Plan."

                  "Top-Heavy Ratio" means the ratio(s) described in Article XIV hereof, provided that the Participants' Accounts shall be valued on the Top-Heavy Valuation Date for purposes of determining the Top-Heavy Ratio.

                  "Top-Heavy Valuation Date" means, with respect to a Plan Year in which the Committee makes a determination as to the Top-Heavy Ratio of the Plan, the Determination Date.

                                    AMENDMENT
                                     TO THE
                          PAINEWEBBER 401(k) PLUS PLAN


                  WHEREAS, Paine Webber Group Inc. (the "Company") sponsors the PaineWebber 401(k) Plus Plan (the "Plan"); and

                  WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and

                  WHEREAS, the Company desires to amend the Plan to permit Matching Contributions and Basic Profit Sharing Contributions to made on behalf of each individual who would have been eligible to receive such contributions but for the fact that such individual was transferred to an Affiliated Entity which is not an Employer.

                  NOW, THEREFORE, effective as of January 1, 1999, the Plan shall be, and hereby is, amended as follows:

                  1. Section 5.1 of the Plan shall be, and hereby is, amended so that the first sentence therein shall read as follows:

                  "Each individual (i)(A) who is an Eligible Employee at the end of a Plan Year, or (B) who, during such Plan Year and while an Eligible Employee dies, incurs a Disability or terminates Service on or after his Early Retirement Date or Retirement Age, or (C) who, during such Plan Year, (x) was an Eligible Employee, (y) was transferred to an Affiliated Entity which is not an Employer and (z) is an Employee at the end of the Plan Year and (ii) made Before-Tax Contributions or After-Tax Contributions to the Plan during such Plan Year shall be eligible to receive a Matching Contribution for such Plan Year in accordance with Section 5.2."

                  2. Section 5.3 of the Plan shall be, and hereby is, amended so that the first sentence therein shall read as follows:

                  "In no event will an individual receive a Matching Contribution for a Plan Year in an amount greater than the lesser of (a) three percent of such individual's Compensation earned during the portion of the Plan Year in which such individual was an Eligible Employee and (b) the amount determined in accordance with the schedule set forth below based upon Company Profits for such Plan Year."

                  3. Section 5.4 of the Plan shall be, and hereby is, amended so that the first sentence therein shall read as follows:

                  "Each individual who (i)(A) is an Eligible Employee at the end of a Plan Year, or (B) who, during such Plan Year and while an Eligible Employee, dies, incurs a Disability or terminates Service on or after his Early Retirement Date or Retirement Age, or (C) who, during such Plan Year, (x) was an Eligible Employee, (y) was transferred to an Affiliated Entity which is not an Employer and (z) is an Employee at the end of the Plan Year and (ii) is not an Electing Grandfathered Participant shall be eligible to receive a Basic Profit Sharing Contribution for such Plan Year in an amount determined in accordance with Section 5.5."

                  4. Section 5.5 of the Plan shall be, and hereby is, amended so that the first paragraph therein shall read as follows:

                  "Each individual who is eligible for a Basic Profit Sharing Contribution under Section 5.4 for a Plan Year shall receive a Basic Profit Sharing Contribution for such Plan Year equal to a specified percentage of the individual's Compensation earned during the portion of the Plan Year in which such individual was an Eligible Employee. The amount of Basic Profit Sharing Contribution for a Plan Year shall be determined in accordance with the following schedule based upon the individual's Compensation earned during the portion of the Plan Year in which such individual was an Eligible Employee and the individual's attained Period of Service as of the first day of the Plan Year:"

                  5. In all other respects, the Plan shall remain the same.

                  IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 7th day of June, 2000.

                                             /s/ Matthew Levitan
                                             ---------------------------

                                    AMENDMENT
                                     TO THE
                          PAINEWEBBER 401(k) PLUS PLAN


         WHEREAS, Paine Webber Group Inc. (the "Company") sponsors the PaineWebber 401(k) Plus Plan (the "Plan"); and

         WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and

         WHEREAS, the Company desires to amend the Plan to (1) add a definition of DSI and a definition of Former DSI Employees, (2) recognize Former DSI Employees' employment with DSI as Service, (3) recognize Former DSI Employees' earnings with DSI in 1999 as Compensation, to the extent that such amounts would otherwise have been Compensation under the Plan if earned while employed with the Company and subject to certain specified exceptions, (4) to clarify that certain service with Kidder Peabody shall be recognized as Service, and (5) to clarify the breadth of the indemnification provision provided for in Section
10.13 of the Plan.

         NOW, THEREFORE, effective as of January 1, 1999, the Plan shall be, and hereby is, amended as follows:

                  1. Section 2.1 of the Plan shall be, and hereby is, amended to add the following definitions:

                  "DSI" means DSI International Management Group or one of its subsidiaries or affiliates.

                  "Former DSI Employee" means each individual who became an Employee in November or December, 1999 immediately following his or her termination of employment with DSI.

                  2. Section 2.1 of the Plan shall be, and hereby is, further amended to add the following sentence immediately following the first paragraph within the definition of "Compensation":

                  "Notwithstanding anything contained herein to the contrary, Compensation shall include, with respect to Former DSI Employees only, the amounts earned by such individuals in 1999 due to their employment with DSI, but only to the extent such amounts would otherwise have been Compensation if such amounts were earned while an Employee."

                  3. Section 2.1 of the Plan shall be, and hereby is, further amended to add the following paragraphs as paragraphs "(j)" and "(k)" at the end of the definition of "Service":

                  "(j) With respect to each individual who is a Former DSI Employee, Service shall include such individual's employment period with DSI.

                  "(k) With respect to any person (A) who was employed by Kidder Peabody & Co. Inc., (B) who, immediately thereafter transferred directly to and became an employee of an Employer during the period commencing on December 1, 1994 and ending on March 31, 1995 and (C) whose service with Kidder Peabody was considered Service under the Prior Plan Terms, Service shall include such period of service with Kidder Peabody."

                  4. Section 5.5 of the Plan shall be, and hereby is, amended by adding, in both the first and second sentences, the phrase "or Former DSI Employee" after the phrase "in which such individual was an Eligible Employee".

                  5. Section 5.6(a) of the Plan shall be, and hereby is, amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything herein to the contrary, for purposes of this Section 5.6, no amount earned by a Former DSI Employee while employed by DSI and deemed to be Compensation under the Plan shall be considered."

                  6. Section 5.6(b) of the Plan shall be, and hereby is, amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything herein to the contrary, the Compensation threshold shall be determined without regard to any amount earned by a Former DSI Employee while employed by DSI and deemed to be Compensation under the Plan."

                  7. Section 9.3(c) of the Plan shall be, and hereby is, amended to read as follows:

                  "(c) Order of Plan Interests. Hardship withdrawals shall be deemed to be paid in the following order of the Participant's interests in his Accounts: (i) from the portion of his Company Account which is attributable to vested Supplemental Profit Sharing Contributions, (ii) from the portion of his Company Account which is attributable to vested Basic Profit Sharing Contributions, (iii) from the portion of his Company Account which is attributable to vested Matching Contributions, (iv) from the portion of his Employee Account which is attributable to Before-Tax Contributions, and
                  (v) from the portion of his Employee Account attributable to earnings, if any, on Before-Tax Contributions which were credited to the Employee Account as of December 31, 1988."

                  8. Section 9.3(d) of the Plan shall be, and hereby is, deleted in its entirety.

                  9. Section 10.13 of the Plan shall be, and hereby is, amended to read as follows:

                  "10.13 Indemnification. PaineWebber shall indemnify and hold harmless, to the extent permitted by law, the Plan Administrator, each Committee, each individual member of a Committee and each person to whom fiduciary responsibilities are delegated by the Plan Administrator or a Committee from and against any liability, damage, cost and expense (including attorneys' fees and amounts paid in settlement of any claim approved by PaineWebber) incurred by or asserted against him by reason of his occupying or having occupied fiduciary positions in connection with the Plan, except that no indemnification shall be provided (1) if an indemnified person personally profited from any act or transaction in respect of which indemnification is sought or (2) with respect to any person who is not an Employee, officer or director of PaineWebber. Neither the Plan Administrator nor any member of a Committee shall be liable for any act or omission by him unless such act or omission constitutes a breach of his fiduciary duty under ERISA."

                  10. In all other respects, the Plan shall remain the same.


         IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 7th day of June, 2000.


                                                /s/ Matthew Levitan
                                                --------------------------

                                    AMENDMENT
                                     TO THE
                          PAINEWEBBER 401(k) PLUS PLAN


                  WHEREAS, Paine Webber Group Inc. (the "Company") sponsors the PaineWebber 401(k) Plus Plan (the "Plan"); and

                  WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and

                  WHEREAS, pursuant to the Agreement and Plan of Merger dated as of April 24, 2000, among the Company, JCB Acquisition Company and J.C. Bradford & Co., LLC ("Bradford"), ("Merger Agreement"), each individual employed by Bradford as of the Closing (each a "Bradford Employee"), as defined in the Merger Agreement, shall become an Employee (as defined in the Plan) as of the Closing;

                  WHEREAS, the Company has determined that each Bradford Employee who has been provided written notice from Bradford prior to the Closing that his or her employment will be terminated effective as of July 31, 2000 will be ineligible to participate in the Plan (each an "Ineligible Bradford Employee");

                  WHEREAS, the Company has determined that, in order for each Bradford Employee, other than those individuals who are an Ineligible Bradford Employee, to participate in the Plan as of the Closing, the following provisions shall apply to them during the period commencing with the Closing and ending with the date upon which the Bradford Employees are integrated into the Company's main payroll system and the recordkeeping system maintained by Hewitt Associates LLC for administration of the Plan (the "Conversion Period");

                  WHEREAS, the Company has determined that each individual who
(1) becomes an Employee after the Closing, (2) but for the Merger Agreement, would have been a Bradford Employee, and (3) will not be paid on the Company's main payroll system until the end of the Conversion Period will be deemed a Bradford Employee for purposes of this Appendix A (other than paragraph 5).

                  NOW, THEREFORE, effective as of June 7, 2000, the Plan shall be, and hereby is, amended to add the following Appendix A:


                                   APPENDIX A


                  Except as otherwise provided for in this Appendix A, each individual who (1) was employed by J.C. Bradford & Co., LLC ("Bradford") immediately prior to becoming an Employee, (2) becomes an Employee as a direct result of the transactions contemplated by the Agreement and Plan of Merger dated as of April 24, 2000, among the Company, JCB Acquisition Company and J.C. Bradford & Co., LLC (each a "Bradford Employee") shall be eligible to participate in the Plan as of the Closing.

         1. Notwithstanding anything in the Plan to the contrary, each Bradford Employee who has been provided written notice from Bradford prior to the Closing that his or her employment will be terminated effective as of July 31, 2000 will be ineligible to participate in the Plan (each an "Ineligible Bradford Employee").

         2. Notwithstanding anything in the Plan to the contrary, each individual who (1) becomes an Employee after the Closing, (2) but for the Merger Agreement, would have been a Bradford Employee, and (3) will not be paid on the Company's main payroll system until the end of the period commencing with the Closing and ending with the date upon which the Bradford Employees are integrated into the Company's main payroll system and the recordkeeping system maintained by Hewitt Associates LLC for administration of the Plan (the "Conversion Period") will be deemed a Bradford Employee for purposes of this Appendix A (other than paragraph 5).

         3. Notwithstanding anything in the Plan to the contrary, each Bradford Employee (other than those who are an Ineligible Bradford Employee) shall be subject to the following rules, limitations and procedures during the Conversion Period.

                  a. Each Bradford Employee shall be permitted to elect to make Before-Tax Contributions from his Compensation during the Conversion Period in whole percentages from one percent to fifteen percent. If a Bradford Employee makes an election during the Conversion Period to make Before-Tax Contributions in excess of fifteen percent, such election shall become effective immediately following the end of the Conversion Period.

                  b. Each Bradford Employee shall not be permitted to elect to make After-Tax Contributions from his Compensation during the Conversion Period. If a Bradford Employee makes an election during the Conversion Period to make After-Tax Contributions, such election shall become effective immediately following the end of the Conversion Period.

                  c. Each Bradford Employee's election as to the rate of his or her Before-Tax Contributions or his or her election to suspend his Before-Tax Contributions shall be made in accordance with procedures established by the Plan Administrator and uniformly applied to the Bradford Employee group.

                  d. Each Bradford Employee's Before-Tax Contributions, and the earnings thereon, which are deposited in the Trust during the Conversion Period shall initially be invested in the LIR Money Market Fund, or similar vehicle selected by the Investment Committee, and shall remain invested in such fund or other vehicle until it is reallocated by the Bradford Employee after the Conversion Period.

                  e. Each Former Bradford Employee shall not be permitted to apply for any withdrawals or loans during the Conversion Period. If a Bradford Employee makes such an application during the Conversion Period, the Plan Administrator will deem such request to have been received immediately following the Conversion Period and such request will be processed in accordance with the terms of the Plan.

         4. Notwithstanding anything in the Plan to the contrary, each Bradford Employee may file a written request with the Plan Administrator requesting that the Trustee accept the Transfer of a Rollover Contribution from the J.C. Bradford & Co. Retirement Accumulation Plan (the "Bradford Plan"), but such request will not be granted until the Bradford Plan is issued a favorable determination letter from the Internal Revenue Service which acknowledges that the Bradford Plan is tax-qualified upon its termination.

         5. Each Bradford Employee's Service shall, for all purposes, including vesting and calculating the amount of such individual's Basic Profit Sharing Contribution, include (i) the period during which such individual was employed by Bradford and (ii) to the extent such individual was an Employee immediately prior to his employment with Bradford, the period during which such individual was an Employee prior to his employment with Bradford.

         6. Solely for purposes of Section 5.6 of the Plan, Eligibility for Supplemental Profit Sharing Contribution, the amount paid to each Bradford Employee for services performed in 2000 by Bradford and reflected on such Bradford Employee's W-2 shall be considered Compensation.

         7. Notwithstanding anything in the Plan to the contrary, each individual who is a Bradford Employee and who has been provided written notice from Bradford prior to the Closing that his or her employment will be terminated effective as of September 29, 2000 shall be subject to the terms and conditions set forth in paragraphs 3a, 3b, 3c and 3e during the Conversion Period and any period thereafter during which the individual is an Employee.

         8.       In all other respects, the Plan shall remain the same.


                  IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 7th day of June, 2000.


                                           /s/ Matthew Levitan
                                           --------------------------

                                    AMENDMENT
                                     TO THE
                          PAINEWEBBER 401(k) PLUS PLAN


                  WHEREAS, Paine Webber Group Inc. (the "Company") sponsors the PaineWebber 401(k) Plus Plan (the "Plan"); and

                  WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time;

                  WHEREAS, the Company desires to amend the Plan, effective as of January 1, 1999, to provide for a special vesting provision; and

                  WHEREAS, the Company desires to amend the Plan, effective as of January 1, 2000, to exclude from eligibility Eligible Employees who are bona fide Puerto Rico residents; and

                  WHEREAS, the Company desires to amend the Plan to provide that Eligible Employees who become bona fide Puerto Rico residents during a Plan Year will not, with respect to such Plan Year, become ineligible for Company Contributions due to such event.

                  NOW, THEREFORE:

                  1. Effective as of January 1, 2000, the following definition shall be added to Section 2.1 of the Plan:

                  "Puerto Rico PaineWebber Employee" means an Employee who is a bona fide Puerto Rico resident within the meaning of Section 1022(i) of ERISA or who is eligible to participate in the PaineWebber Puerto Rico Savings Plus Plan."

                  2. Effective as of January 1, 2000, the following paragraph shall be added at the end of Section 3.3:

                  "An Employee who is a Puerto Rico PaineWebber Employee shall not be eligible to commence or continue active participation in the Plan."

                  3. Effective as of January 1, 2000, the following sentence shall be added immediately following the first sentence of Section 5.1:

                  "Notwithstanding anything in the Plan to the contrary, an individual who would have been an Eligible Employee at the end of a Plan Year, but for the fact that, during such

                  Plan Year, the individual became a Puerto Rico PaineWebber Employee, shall be eligible to receive a Matching Contribution for such Plan Year."

                  4. Effective as of January 1, 2000, the following sentence shall be added immediately following the first sentence of Section 5.4:

                  "Notwithstanding anything in the Plan to the contrary, an individual who (i) would have been an Eligible Employee at the end of a Plan Year, but for the fact that, during such Plan Year, the individual became a Puerto Rico PaineWebber Employee and (ii) is not an Electing Grandfathered Participant shall be eligible to receive a Basic Profit Sharing Contribution for such Plan Year."

                  5. Effective as of January 1, 2000, the following sentence shall be added immediately following the first sentence of Section 5.6:

                  "Notwithstanding anything in the Plan to the contrary, an individual who would have been an Eligible Employee at the end of a Plan Year, but for the fact that, during such Plan Year, the individual became a Puerto Rico PaineWebber Employee, shall be eligible to receive a Supplemental Profit Sharing Contribution for such Plan Year if such individual otherwise satisfies the eligibility requirements for receiving such contribution."

                  6. Effective as of January 1, 1999, Section 7.5 of the Plan is renumbered Section 7.6 and the following sentence is added to the Plan as a new
Section 7.5:

                  "If a Participant's employment is terminated as a result of the closing of a branch office or other facility, a permanent reduction in staff, a substantial organizational change or a substantial change in economic conditions, the Committee, under rules uniformly applicable to all similarly situated Participants, may determine that such a Participant shall be 100% vested."

                  7. In all other respects, the Plan shall remain the same.


                  IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 20th day of December, 1999.



                                           /s/ Matthew Levitan
                                           ---------------------------

                                    AMENDMENT
                                     TO THE
                          PAINEWEBBER 401(k) PLUS PLAN


                  WHEREAS, Paine Webber Group Inc. (the "Company") sponsors the PaineWebber 401(k) Plus Plan (the "Plan"); and

                  WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and

                  WHEREAS, the Company desires to amend the Plan, effective as of the dates set forth below, to provide the following: (1) Financial Hardship(1) withdrawals attributable to Before-Tax Contributions will be excluded from the definition of Eligible Rollover Distributions and taxes and penalties reasonably anticipated from Financial Hardship withdrawals will be considered to determine Financial Hardship need; (2) Service will include certain employment periods with Drexel Burnham Lambert Inc. ("DBL") for certain former DBL employees; (3) Severance Date will be modified; (4) Matching Contributions and Basic Profit Sharing Contributions will not be made for inactive employees who have not incurred a Severance Date due to the operation of subpart (b) of the Severance Date definition; (5) distributions will be permitted following the occurrence of a Disability; (6) the rules regarding Cash-Out Amounts will reflect the most recent guidance issued by the Internal Revenue Service; (7) a Participant may take a plan loan from Before-Tax Contributions, Rollover Contributions, vested Basic Profit Sharing Contributions and vested Supplemental Profit Sharing Contributions; (8) loan repayments may not be suspended due to a leave of absence; (9) Principal Residence Loans are to be repaid over a period of 10, 15 or 20 years; (10) a Participant's benefit may be reduced in the event such Participant has committed a breach of fiduciary duty to the Plan or committed a criminal act against the Plan; and (11) the Director of Human Resources of PWI can amend the Plan in certain respects.

                  NOW, THEREFORE:

                  1. Effective as of January 1, 1999, Section 2.1 of the Plan shall be, and hereby is, amended by adding the following sentence at the end of the paragraph in which "Eligible Rollover Distribution" is defined:

                  "Notwithstanding anything contained in this paragraph to the contrary, effective as of January 1, 1999, an Eligible Rollover Distribution does not include any distribution that is withdrawn by a Participant pursuant to Section 9.3 of the Plan and which is attributable to Before-Tax Contributions."


--------
(1) Capitalized terms not otherwise defined have the meaning assigned to such terms in the Plan.

                  2. Effective as of January 1, 1999, Section 2.1 of the Plan shall be, and hereby is, further amended by adding the following subparagraph at the end of the paragraph in which "Service" is defined:

                  "(i) With respect to any person (excluding a nonresident alien) (A) who was employed by Drexel Burnham Lambert Inc. ("DBL"), (B) who became an employee of an Employer during the period commencing on May 2, 1989 and ending on June 5, 1989, and (iii) whose customer accounts were converted from DBL Inc. to the Company by a tape to tape basis, Service shall include the period of his most recent employment with DBL Inc."

                  3. Effective as of January 1, 1999, Section 2.1 of the Plan shall be, and hereby is, further amended by deleting the current definition of "Severance Date" and replacing it with the following definition:

                  "Severance Date" means the earlier of:

                  (a) the date on which an Employee quits, retires, is discharged or dies;

                  (b) the second anniversary of the first date of an absence due to a leave of absence for any reason other than Disability;

                  (c) the second anniversary of the first date on which an individual is deemed to have a Disability under this Plan; or

                  (d) the first anniversary of the first date of absence for any other reason, such as layoff.

                  4. Effective as of January 1, 1999, Section 5.1 of the Plan shall be, and hereby is, amended by adding the following sentence immediately following the first sentence:

                  "Notwithstanding anything contained in the Plan to the contrary, no Matching Contribution shall be made for a Plan Year on behalf of an Eligible Employee who at the end of such Plan Year (1) was not actively employed and (2) had not incurred a Severance Date due to operation of subpart (b) of the definition of Severance Date, unless at such time such Eligible Employee is on a leave of absence due to Parental Leave or pursuant to the Family Medical Leave Act."

                  5. Effective as of January 1, 1999, Section 5.4 of the Plan shall be, and hereby is, amended by adding the following sentence immediately following the first sentence:

                  "Notwithstanding anything contained in the Plan to the contrary, no Basic Profit Sharing Contribution shall be made for a Plan Year on behalf of an Eligible Employee who at the end of such Plan Year (1) was not actively employed and (2) had not incurred a Severance Date due to operation of subpart
                  (b) of the definition of Severance Date, unless at such time such Eligible Employee is on a leave of absence due to Parental Leave or pursuant to the Family Medical Leave Act."

                  6. Effective as of June 15, 1999, Section 8.1 shall be, and hereby is, amended by adding the phrase "Disability or" immediately before the term "Severance Date".

                  7. Effective as of June 15, 1999, Section 8.2 shall be, and hereby is, amended by deleting the phrase "(and, at the time of any prior distributions, did not exceed the Cash-Out Amount)".

                  8. Effective as of June 15, 1999, Section 9.3(b) shall be, and hereby is, amended by adding the words "and any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from such withdrawal" immediately after the words "in an amount sufficient to satisfy the Financial Hardship".

                  9. Effective as of June 15, 1999, Section 9.4(d) shall be, and hereby is, amended by deleting the phrase "five, ten or twenty years" and replacing it with the phrase "ten, fifteen or twenty years".

                  10. Effective as of June 15, 1999, Section 9.4(h) shall be, and hereby is, amended by ending the first sentence after the phrase "with
Section 9.3(f)(iii) above" and deleting the phrase "or may submit a request for a suspension of such payments during such unpaid leave of absence to the Plan Administrator.

                  11. Effective as of January 1, 1999, Section 9.4(k)(ii) shall be, and hereby is, amended by deleting the phrase "in the Participant's Employee Account" and replacing it with the phrase "in the Participants' Accounts which relate to Before-Tax Contributions, Rollover Contributions, vested Basic Profit Sharing Contributions and vested Supplemental Profit Sharing Contributions".

                  12. Effective as of January 1, 1999, Section 12.1 of the Plan shall be, and hereby is amended by adding the phrase "the Director of Human Resources of PWI and" immediately before the phrase "any of the following" and by deleting the phrase "and the Director of Human Resources" in the last sentence of such section.

                  13. Effective as of January 1, 1999, Section 13.3 of the Plan shall be, and hereby is, amended as follows:

                  (a) the word "or" before the phrase "(ii) in a manner consistent with" is deleted and replaced with a comma; and

                  (b)      the language "or (iii) in a manner consistent with
                           Section 401(a)(13)(C) relating to a breach of fiduciary duty to the Plan or a criminal act against the Plan" is inserted after the phrase "federal tax levies."

                  14. In all other respects, the Plan shall remain the same.


                  IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 9th day of June, 1999.



                                         /s/ Matthew Levitan
                                         ----------------------------

                 CERTIFICATE OF AMENDMENT AND RESTATEMENT OF THE

                       PAINEWEBBER SAVINGS INVESTMENT PLAN



I, Matthew Levitan, being the Director of Human Resources, pursuant to the authority contained in the resolutions of the Compensation Committee of PaineWebber Group Inc. adopted at a meeting on August 31, 1998, do hereby certify and adopt the PaineWebber 401(k) Plus Plan (amended and restated PaineWebber Savings Investment Plan) in substantially the same form as the attached hereto.


IN WITNESS WHEREOF, I have executed this Certificate of Amendment this 29th day of December 1998.






                                            /s/ Matthew Levitan
                                            -----------------------
                                                Matthew Levitan